VECTREN CORPORATION

RETIREMENT SAVINGS PLAN

(AMENDED AND RESTATED

EFFECTIVE AS OF JANUARY 1, 2009)

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2.41	Prior Year ADP Method	10
2.42	Prior Year's Non-Highly Compensated Participant	11
2.43	Reemployed Individual	11
2.44	Rollover Contribution Account	11
2.45	Section 415 Compensation	11
2.46	Spouse	14
2.47	Termination Date	14
2.48	Top Paid Group	14
2.49	Total Disability or Totally Disabled	14
2.50	Trust Agreement	14
2.51	Trustee	15
2.52	Trust Fund	15
2.53	Union	15
2.54	Valuation Date	15
2.55	Vectren Stock	15
2.56	Year of Service	15
ARTICLE III	ELIGIBILITY	15
3.1	Requirements for Eligibility.	15
3.2	Commencement of Participation.	16
3.3	Reemployment	16
3.4	Change in Status	17
3.5	Limited Participant	17
ARTICLE IV	COMPENSATION REDIRECTION	18
4.1	Compensation Redirection.	18
4.2	Change in Compensation Redirection Agreements	21
4.3	Revocation of Compensation Redirection Agreements	21
4.4	Catch-Up Contributions	21
ARTICLE V	COMPANY CONTRIBUTIONS	21
5.1	Amount of Company Contributions	21
5.2	Company Matching Contributions.	22
5.3	Company Non-Matching Contributions.	24
5.4	Remittance of Company Contributions	26
5.5	Maximum Contributions	26
5.6	Return of Compensation Redirection Amounts	27
5.7	Return of Company Matched Contributions	28
5.8	Maximum Redirection Amounts	30
5.9	Investment Fund Priority of Excess Contributions	31
5.10	ESOP and ESOP I Accounts Transfers	31
5.11	Transfer of Assets from Other Plans	31
5.12	Rehire after Military Service	32
5.13	Death or Disability While Performing Military Service.	34
ARTICLE VI	INVESTMENT OF CONTRIBUTIONS	34
6.1	Investment of Contributions.	35

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6.2	Change in Investment Election	35
6.3	Change of Investment of Prior Contributions	36
6.4	Special Rules for ESOP Subaccounts and ESOP Dividend Subaccounts	36
6.5	Company Stock Fund	36
ARTICLE VII	PARTICIPANT ACCOUNTS	36
7.1	Maintenance of Participant Accounts	36
7.2	Valuation of Participant Accounts	36
7.3	Nature of Participant's Interest in Trust Fund	37
ARTICLE VIII	WITHDRAWALS	37
8.1	Right to In-Service Withdrawals	37
8.2	Hardship Withdrawals	38
8.3	Age 59½ Withdrawal	39
8.4	Withdrawal of Automatic Enrollment Contributions	39
8.5	Form of Payment	40
ARTICLE IX	DISTRIBUTIONS	40
9.1	Benefits on Retirement, Vested Resignation, Vested Discharge or Total Disability	40
9.2	Benefits on Death	41
9.3	Vested and Non-Vested Benefits	41
9.4	Forfeiture Accounts and Forfeitures.	45
9.5	Application of Forfeitures	46
9.6	Form of Payment	46
9.7	Designation of Beneficiary	47
9.8	Payment of Benefits	47
9.9	Death Distribution Provisions	48
9.10	Minimum Distribution Amount	49
9.11	Incapacity	49
9.12	Identity of Payee	49
9.13	Direct Transfers	49
ARTICLE X	ADOPTION AND WITHDRAWAL BY PARTICIPATING COMPANIES	51
10.1	Adoption by Participating Companies	51
10.2	Withdrawal by Participating Company	51
ARTICLE XI	CLAIMS	51
11.1	Procedure	51
ARTICLE XII	ADMINISTRATION OF PLAN	53
12.1	Plan Administrator.	53
12.2	Delegation of Duties	53
12.3	Duties of Plan Administrator	53
12.4	Communications to Trustee	54
12.5	Compliance with Law	54

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12.6	Waiver of Time Deadlines	54
ARTICLE XIII	DUTIES OF THE TRUSTEE	54
13.1	General Provisions	54
13.2	Trust Agreement	55
13.3	Appointment of Investment Manager	55
13.4	Voting of Common Stock in Company Stock Fund	55
ARTICLE XIV	MISCELLANEOUS	56
14.1	Payment of Expenses	56
14.2	Forms	56
14.3	No Right of Employment	56
14.4	Construction	56
14.5	Copies of Documents	56
14.6	Jurisdiction	56
14.7	Nonalienation of Benefits.	56
14.8	Qualified Domestic Relations Orders.	57
14.9	Non-Diversion	59
14.10	Non-Liability of Participating Companies	60
14.11	Illegal or Invalid Provisions	60
14.12	Execution of Counterparts	60
14.13	Tax Approval	60
14.14	Non-Liability of Shareholders	60
14.15	Rights of Third Parties	60
14.16	Titles	61
14.17	Successors and Assigns	61
14.18	Forms and Proofs; Notice of Address	61
ARTICLE XV	AMENDMENT, TERMINATION OR MERGER	61
15.1	Right To Amend or Terminate	61
15.2	Distribution upon Termination	62
15.3	Plan Merger or Consolidation	62
ARTICLE XVI	PARTICIPANT LOANS	63
16.1	Authorization by Plan Administrator	63
16.2	Terms and Conditions	64
16.3	Accounting for Loans	67
ARTICLE XVII	TOP-HEAVY RULES	67
17.1	Application	67
17.2	Determination	68
17.3	Accrued Benefits	69
17.4	Vesting Provisions	70
17.5	Minimum Contribution	70
ARTICLE XVIII	MINIMUM DISTRIBUTION REQUIREMENTS	71
18.1	General Rules.	71

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18.2	Time and Manner of Distribution.	71
18.3	Required Minimum Distributions During Participant's Lifetime.	72
18.4	Required Minimum Distributions After Participant's Death.	73
18.5	Special Rule for Required Minimum Distributions in 2009.	74
18.6	Definitions.	75
ARTICLE XIX	ESOP PROVISIONS	75
19.1	Establishment of ESOP	75
19.2	Payment and Reinvestment of Dividends	76
19.3	Special Allocation Rules	76
19.4	Right of First Refusal	77
19.5	Put Options	78
19.6	Diversification of ESOP Contributions Subaccount	78
19.7	Special Forfeiture Rules	79
19.8	Tender Offer.	79
19.9	Additional Definitions	80

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VECTREN CORPORATION
RETIREMENT SAVINGS PLAN
(AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2009)

ARTICLE I
INTRODUCTION

This Plan was initially established effective July 1, 1986 to provide retirement benefits to the non-collective bargaining employees of Indiana Gas Company, Inc.  The Indiana Gas Company, Inc. Retirement Savings Plan for Bargaining Unit Employees (the "Bargaining Savings Plan") was initially established effective July 1, 1988 to provide retirement benefits to the collective bargaining employees of Indiana Gas Company, Inc.  Effective October 1, 1994, Indiana Gas Company, Inc. merged the Bargaining Savings Plan into this Plan.  Effective October 1, 1997, sponsorship of the Plan was transferred from Indiana Gas Company, Inc. to Indiana Energy, Inc.  Vectren Corporation ("Vectren") is the successor corporation to Indiana Energy, Inc.  Effective April 1, 2000, the name of the Plan was changed to the Vectren Corporation Retirement Savings Plan.  Effective July 1, 2000, the 401(k) Plan for Salaried Employees of Southern Indiana Gas and Electric Company (the "SIGEC Plan"), the SIGCORP, Inc. 401(k) Profit Sharing Plan (the "SIGCORP Plan") and the SIGECo Advanced Communication, Inc. Non-Standardized 401(k) Profit Sharing Plan (the "SIGECo Advanced Communication Plan") were merged into, and became a part of, this Plan.  Effective January 1, 2002, the SIGCORP Communication Services, Inc. Non-Standardized 401(k) Profit Sharing Plan (the "SIGCORP Communication Services Plan") and the SIGCORP Energy Services, LLC Non-Standardized 401(k) Profit Sharing Plan (the "SIGCORP Energy Services Plan") were merged into, and became a part of, this Plan.  This Plan shall be deemed to be the continuation of the Bargaining Savings Plan, the SIGEC Plan, the SIGCORP Plan, the SIGECo Advanced Communication Plan, the SIGCORP Communication Services Plan and the SIGCORP Energy Services Plan for the affected employees.

The purpose of the Plan is to assist eligible employees to provide additional security for their retirement.

It is intended that the Plan and the Trust Agreement which is part of the Plan meet the requirements of the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended and regulations promulgated thereunder ("ERISA") and be qualified and exempt as a profit sharing and stock bonus plan with a cash or deferred arrangement under Section 401(a), Section 401(k) and Section 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended and regulations promulgated thereunder, (the "Code").

Pursuant to rights reserved under Section 15.1 of the Plan, Vectren amends and restates the Plan in its entirety, effective as of January 1, 2009 (except as otherwise expressly provided herein), to provide as follows:

ARTICLE II
DEFINITIONS

2.1	Actual Deferral Percentage means for each Plan Year the average of the ratios (calculated separately to the nearest one hundredth percent (.01%) for each Participant) of:

(a)	the Compensation Redirection Amount of each such Participant for such Plan Year relating to Compensation which, but for the election, would have been paid in such Plan Year, to

(b)	such Participant's Section 415 Compensation for such Plan Year;

provided, however, that if a Highly Compensated Participant also participates in another qualified retirement plan with a salary deferral feature maintained by the Group under Section 401(a) and Section 401(k) of the Code, his Actual Deferral Percentage shall be determined as if all such qualified plans with a salary deferral feature were a single plan.

2.2	Annual Additions mean, with respect to any Participant for any Plan Year and with respect to the Plan and to all other qualified defined contribution plans maintained by the Group, the sum of:

(a)
Group contributions to the Plan and all other qualified defined contributions plans maintained by the Group, including Compensation Redirection Amounts, and forfeitures, if applicable, for such Participant for such Plan Year; and

(b)	the amount of such Participant's non-deductible contributions, and

(c)	amounts allocated to an individual medical account as defined in Section 415(1)(2) of the Code which is part of a pension or annuity plan maintained by the Group; and

(d)
amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee as defined in Section 419A(d)(3) of the Code under a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Group.

2.3
Appropriate Form means the form prescribed by the Plan Administrator for purposes of any specific request or authorization under the Plan and shall include the giving of telephonic or electronic instructions where authorized by the Plan Administrator.  The giving of electronic instructions shall be permitted even if the Plan would otherwise require an Appropriate Form to be signed, as long as the electronic instructions and the identity of the party giving such instructions can be authenticated.

2.4	Beneficiary means the person or persons to whom the benefits of deceased Participants are payable under Section 9.2.

2.5	Break in Service means after an Employee becomes eligible to participate in the Plan any Plan Year in which such Employee completes less than five hundred (500) Hours of Service for the Group.

2.6
Company means Vectren Corporation and each other individual Participating Company and, as used herein with reference to an individual Participant, it shall be construed to mean that Participant's employer at the time of reference or his last employer prior to his Termination Date.  If at the time of reference a Participant is concurrently employed by more than one (1) Participating Company, it shall be construed to mean all such employers acting collectively and not individually.

2.7	Company Matched Contribution Percentage means for each Plan Year the average of the ratios (calculated separately for each Participant to the nearest one hundredth of one percent (.01%)) of:

(a)	the Company Matched Contributions allocated to each such Participant for such Plan Year, to

(b)	such Participant's Section 415 Compensation for such Plan Year;

provided, however, that if a Highly Compensated Participant also participates in another qualified retirement plan maintained by the Group which provides for employer matching contributions or employee after-tax contributions, the Plan Participants' Company Matched Contribution Percentages shall be determined as if all such qualified plans were a single plan and Subsection (a) shall include any employee after-tax contributions made by the Participants, if any, to such other qualified plans for such Plan Year.

2.8	Company Matched Contributions means the matching contributions made by the Participating Companies under Section 5.2.

2.9
Company Matching Contributions Account means for each Participant the contributions made by the Participating Companies under Section 5.2; provided, however, that the Company Matching Contributions Account shall also be credited with any amounts transferred on his behalf to the Plan from the ESOP under Section 5.10; provided, further, that any amounts transferred from the ESOP shall be fully vested and non-forfeitable at all times.

2.10	Company Non-Matching Contributions Account means the contributions made by the Participating Companies for each Participant under Section 5.3.

2.11
Company Stock Fund means an investment fund of the Trust Fund which shall be invested principally in shares of Vectren Stock which shares shall be purchased on the open market, unless Vectren Corporation makes available for purchase by the Plan authorized but unissued shares of Vectren Stock at a price per share equal to its closing price as reported in The Wall Street Journal as of the trading day immediately preceding the date of such purchase.

2.12
Compensation means, for each Participant, the total cash salary or wages (including overtime, bonuses, Compensation Redirection Amounts and salary reductions under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) and 402(k) of the Code and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment with the Participating Companies had continued and if paid on the Participant's final paycheck, but excluding non-cash salary, severance payments, fringe benefits, and nonqualified deferred compensation) paid by the Participating Companies to such Participant in a payroll period; provided, however, that bonuses paid to a Participant whose terms of employment are governed by a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Local 1393 and the United Steelworkers of America, AFL-CIO-CLC, Locals 7441 and 12213, or the Company and the Teamsters, Chauffeurs, Warehouseman and Helpers, Local 135 will be included as Compensation for purposes of deferrals made pursuant to a Compensation Redirection Agreement, but shall not be considered Compensation eligible for Company Matching Contributions or, effective December 1, 2008, Company Non-Matching Contributions.

In addition to other applicable limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, to the extent required by Code Section 401(a)(17), the Compensation of a Participant for any Plan Year taken into account for all purposes under the Plan other than for purposes of Compensation Redirection under Section 4.1 shall not exceed two hundred forty-five thousand dollars ($245,000) as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

2.13
Compensation Redirection Account means for each Participant the account established by the Trustee to reflect the Company contributions made on his behalf under Article IV and Section 5.1.  A Participant's interest in his Compensation Redirection Account shall be fully vested and non-forfeitable at all times.

2.14
Compensation Redirection Agreement means the agreement between a Participant and the Participating Companies in which such Participant designates the percentage or dollar amount of his Compensation to be contributed to the Plan.

2.15
Compensation Redirection Amount means the amount of reduction in a Participant's Compensation resulting from a Compensation Redirection Agreement between a Participant and the Participating Companies pursuant to Section 4.1 or as a result of a Participant's deemed acceptance of a 3% Automatic Compensation Redirection Contribution pursuant to Section 4.1.

2.16
Compensation Redirection Contribution means the percentage reduction in a Participant's Compensation resulting from the Compensation Redirection Agreement between a Participant and the Participating Companies pursuant to Section 4.1 or as a result of a Participant's deemed acceptance of a 3% Automatic Compensation Redirection Contribution pursuant to Section 4.1.

2.17	Computation Period means, for all purposes of the Plan, the consecutive twelve (12) month period commencing on the date on which such Employee first completes an Hour of Service and any Plan Year beginning after the date on which such Employee first completes an Hour of Service.

2.18
Current Year ACP Method means, with respect to a Plan Year, the calculation of the average of the Company Matched Contribution Percentages for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Participants, based on the Company Matched Contributions made on behalf of and the Section 415 Compensation earned by each such Employee during the Plan Year to which such calculation relates.

2.19
Current Year ADP Method means, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Employees who are eligible to be Participants in that Plan Year, other than Highly Compensated Participants, based on the Compensation Redirection Amounts of and the Section 415 Compensation earned by each such Employee during the Plan Year to which such calculation relates.

2.20	Date of Employment means any date on which an Employee first completes an Hour of Service.

2.21	Effective Date means July 1, 1986.

2.22
Employee means any person who is employed by and receives Compensation from a Participating Company but shall exclude any employee who is categorized for payroll purposes as an "intern" or "co-op" or who is designated in good faith by the applicable Participating Company as an independent contractor, regardless of whether such person is later determined to be a common law employee of the Participating Companies for tax purposes.  Any employee who is part of a collective bargaining unit shall not be considered an Employee unless and until the applicable Participating Company and the collective bargaining representative for that unit agree in writing to eligibility for participation hereunder.

Employee shall also include any individual deemed to be a leased employee (as defined below) of the Group but only to the extent required by the Code; provided, however, that such leased employee shall not become a Participant unless he is an Employee without regard to this sentence and he satisfies the eligibility requirements of Article III.  For purposes of this Plan, the term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the recipient employer; provided, however, that a leased employee shall not be considered an employee of the recipient if (a) such employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least ten percent (10%) of Compensation, immediate participation and full and immediate vesting and (b) leased employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated workforce.  Contributions or benefits provided to a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

Employee does not include:

(a)
an individual who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from a Participating Company which constitutes income from sources within the United States within the meaning of Code Section 861(a)(3);

(b)
any person who is a member of the board of directors, or is a  member of the board of directors of any Participating Company or of any committee approved by such board of directors, and who is not an Employee of the Company or any Participating Company; and

(c)	any person employed pursuant to a written agreement which provides that he shall not be eligible for any retirement benefits under the Plan from a Participating Company.

2.23
ESOP means the Indiana Gas Company, Inc. Employee Stock Ownership Plan II and the Indiana Gas Company, Inc. Employee Stock Ownership Plan which were terminated on June 15, 1988 and July 9, 1989 respectively and from which the Plan Participants were permitted to transfer their account balances to this Plan or the Bargaining Savings Plan (which Bargaining Savings Plan was merged into this Plan).

2.24	Fund means a separate investment fund, including but not limited to the Company Stock Fund, which forms part of the Trust Fund established by the Trustee at the direction of the Plan Administrator.

2.25	Group means all the Participating Companies at the time of reference. Solely for the purpose of:

(a)
computing an Employee's Years of Service and Hours of Service to determine his eligibility to participate in the Plan, rights to vested benefits, and his right to make withdrawals pursuant to Section 8.2;

(b)	applying the limitations contained in Section 5.5;

(c)	determining whether the Plan is a Top-Heavy Plan under Section 17.2 and, thus, subject to the provisions of Article XVII;

(d)	determining a Participant's Termination Date; and

(e)	determining whether a Participant is a Highly Compensated Participant,

Group shall also include any entity which, together with a Participating Company, constitutes a member of a controlled group of corporations (as defined in Section 414(b) of the Code), a member of a group of trades or businesses (whether or not incorporated)

which is under common control (as defined in Section 414(c) of the Code), a member of an affiliated service group (as defined in Section 414(m) of the Code) or any other entity required to be aggregated with a Participating Company pursuant to Section 414(o) of the Code, but only to the extent required by the Code.

2.26	Highly Compensated Participant means for each Plan Year, any Employee described in Section 414(q) of the Code who:

(a)	is a five percent (5%) or more owner (as then defined in Section 416(i)(1) of the Code) of a member of the Group at any time during that Plan Year or the immediately preceding Plan Year; or

(b)
received more than eighty thousand dollars ($80,000), as automatically adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code without the necessity of any amendment to the Plan, of Section 415 Compensation from the Group in the immediately preceding Plan Year and was in the Top Paid Group for that immediately preceding Plan Year.

For purposes of determining whether an Employee is a Highly Compensated Participant and notwithstanding anything else contained in this Section, the following rules shall apply:

(c)
A former Employee shall be treated as a Highly Compensated Participant if he was a Highly Compensated Participant in the Plan Year during which his employment with the Group terminated or in any Plan Year during which occurs or commencing after his fifty-fifth (55th) birthday.

(d)	An Employee shall only be deemed to be a Highly Compensated Participant to the extent required by the Code.

2.27	Hour of Service means and shall include:

(a)
each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties assigned to him by the Group; these hours shall be credited to the Employee for the Computation Period in which the duties are performed; and

(b)
each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability but excluding any disability payments made pursuant to the Plan or pursuant to any other qualified retirement plans maintained by the Group), layoff, jury duty, military duty or leave of absence; provided, however, that no Hours of Service shall be credited under this Subsection if the payment is made or due solely as reimbursement for medical or medically-related expenses incurred by such Employee or to comply with applicable workmen's compensation, unemployment compensation or disability insurance laws, if any; no more than five hundred one

(501) Hours of Service shall be credited under this Subsection for any single continuous period (whether or not such period occurs in a single Computation Period); hours under this Subsection shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(c)
each hour for which back pay, irrespective of mitigation of damages, is either awarded to an Employee or agreed to by the Group to the extent that such award or agreement is intended to compensate that Employee for periods during which that Employee would have been engaged in the performance of duties for the Group; the same Hours of Service shall not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection.

Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in any Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence or, in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per day of such absence.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of such child by that individual or for purposes of caring for such child for a period beginning immediately following such birth or placement.  The Hours of Service credited under this paragraph shall be credited in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that Computation Period or, in all other cases, in the next following Computation Period.

To the extent required under the Family and Medical Leave Act of 1993 ("FMLA") and solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in any computation period, an individual who is absent from work on unpaid leave under the FMLA shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence or, in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per each regularly scheduled work day of such absence.

Hours of Service shall be determined from the records of the Group or in accordance with the method or methods adopted by the Plan Administrator, which method or methods shall be uniformly, consistently and nondiscriminatorily applied; provided, however, that in determining the Hours of Service of any Employee whose Compensation is not based on hours worked, during a period of time when such hours cannot be accurately determined, each such Employee shall be credited with not less than forty-five (45) Hours of Service per week or ten (10) Hours of Service per day.  Hours of Service determined under this Section shall be credited for all purposes for which a determination as to Hours of Service is relevant.

2.28
Normal Retirement Age means age sixty-five (65).  A Participant's interest in his Participant Account shall automatically be fully vested and non-forfeitable upon the attainment of Normal Retirement Age regardless of his Years of Service.

2.29	One Year Service Break means a consecutive twelve (12) month Period of Severance.

2.30	Participant means any Employee of a Participating Company who is eligible to and who has elected to participate in the Plan under Article III.

2.31
Participant Accounts means and shall include for each Participant his Compensation Redirection Account, Company Matching Contributions Account, Company Non-Matching Contributions Account and Rollover Contribution Account.  The earnings, losses, appreciation and depreciation attributable to such Participant Accounts shall be credited on his behalf by the Trustee.

2.32	Participating Companies means Vectren Corporation and any entity which becomes a Participating Company in accordance with Article X and as set forth under Exhibit A.

2.33
Period of Separation means, for an Employee, the period of time commencing with the date such Employee separates from service with the Group and ending with the date such Employee resumes his employment with the Group.

2.34	Period of Service means, for an Employee, the period commencing on the later of the following dates:

(a)	such Employee's Date of Employment; or

(b)	the date on which such Employee's employer is required to be aggregated with the Group under Code Section 414(b), (c), (m) or (o), whichever is applicable,

and ending on the date a Period of Severance begins, including any Period of Separation of less than twelve (12) consecutive months; provided, however, that in the case of any person who terminates his employment with the Group but later resumes his employment with the Group, the Period of Service before such resumption of employment shall be aggregated only if that person is a Re-employed Individual.  Notwithstanding anything contained herein to the contrary, a Participant's Period of Service shall be equal to the sum of (i) a Participant's Years of Service that he completes on the earlier of December 31, 2002 or the date on which his employment by the Group terminates and (ii) the Participant's Period of Service completed for the period beginning on the later of January 1, 2002 or his Date of Employment.

2.35	Period of Severance means, for an Employee, the period of time commencing with the earlier of:

(a)	the date on which such Employee terminates his employment with the Group by reason of quitting, retirement, death or discharge, or

(b)	the date twelve (12) consecutive months after the date a person remains absent from service with the Group (with or without pay) for any reason other than quitting, retirement, death or discharge,

and ending, in the case of an Employee who terminates his employment with the Group by reason other than death, with the date such Employee resumes his employment with the Group.  Solely for purposes of determining whether a One Year Service Break for participation and vesting purposes has occurred, an Employee who is absent from work for maternity or paternity reasons shall receive credit of at least one (1) year.  For purposes of this Section, an absence from work for maternity and paternity reasons means an absence:

(c)	by reason of the pregnancy of the Employee,

(d)	by reason of the birth of a child of the Employee,

(e)	by reason of the placement of a child with the Employee in connection with the adoption of that child by the Employee, or

(f)	for purposes of caring for such a child for the period beginning immediately following such birth or placement.

2.36	Plan means the qualified defined contribution plan embodied herein, as it may be hereafter amended from time to time.

2.37
Plan Administrator means Vectren Corporation.  The Plan Administrator shall be a "named fiduciary" for purposes of Section 402(a)(1) of ERISA, responsible for the administration, operation and interpretation of the Plan.

2.38	Plan Year means the calendar year.

2.39
Primary Beneficiary means an individual who is named as a primary Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant's Participant Account balance under the Plan upon the death of the Participant.

2.40
Prior Year ACP Method means, with respect to a Plan Year, the calculation of the average of the Company Matched  Contribution Percentages of the Prior Year's Non-Highly Compensated Participants, based on the Company Matched Contributions made on behalf of and the Section 415 Compensation earned by each Prior Year's Non-Highly Compensated Participant during the immediately preceding Plan Year.

2.41
Prior Year ADP Method means, with respect to a Plan Year, the calculation of the Actual Deferral Percentage for all Prior Year's Non-Highly Compensated Participants, based on the Compensation Redirection Amounts of and the Section 415 Compensation earned by each Prior Year's Non-Highly Compensated Participant during the immediately preceding Plan Year.

2.42	Prior Year's Non-Highly Compensated Participant means, with respect to any Plan Year, each individual who was in the immediately preceding Plan Year:

(a)	an Employee eligible to participate in this Plan; and

(b)	not a Highly Compensated Participant, as determined in accordance with the definition of "Highly Compensated Participant" in effect with respect to such immediately preceding Plan Year.

An individual may be a Prior Year's Non-Highly Compensated Participant even though he is not an Employee or Participant in the current Plan Year or even though he would be treated as a Highly Compensated Participant in the current Plan Year.

2.43	Reemployed Individual means a person who, after having terminated his employment with the Group, resumes his employment with the Group:

(a)	with any vested interest in his Participant Accounts, or

(b)	with no such vested interest but who resumes his employment with the Group either:

(i)	before a One Year Service Break,

(ii)	after a One Year Service Break but before his latest Period of Severance equals or exceeds his Period of Service, or

(iii)	after a One Year Service Break but before the number of his consecutive One Year Service Breaks equals or exceeds the greater of five (5) or his Period of Service.

2.44
Rollover Contribution Account means for each Participant the rollovers transferred in accordance with Section 5.11.  A Participant's Rollover Contribution Account shall be fully vested and non-forfeitable at all times.

2.45	Section 415 Compensation means, effective as of January 1, 2008, for each Plan Year, compensation as defined in Section 415(c)(3) of the Code.

(a)
In general, Section 415(c)(3) of the Code defines compensation as all of a Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Group, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), or 402(k) of the Code), including but not limited to commissions, compensation for services on the basis of a percentage of profits, bonuses, fringe benefits and reimbursement or other expense allowances under a nonaccountable plan as described in applicable Treasury Regulations.

(b)	Section 415 Compensation shall also include:

(i)
earned income received by the Participant from the Group from sources outside the United States (as defined in Section 91l(b) of the Code), whether or not excludible from gross income under Section 911 of the Code or deductible under Section 913 of the Code;

(ii)	amounts described in Section 104(a)(3), Section 105(a) and Section 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of such Participant from the Group;

(iii)
amounts paid or reimbursed by the Group for moving expenses incurred by such Participant, but only to the extent that these amounts are not deductible by such Participant under Section 217 of the Code;

(iv)
the value of a nonstatutory option granted to a Participant by the Group, but only to the extent that the value of the option is includible in the gross income of the Participant for the taxable year in which granted;

(v)	the amount includible in the gross income of a Participant from the Group upon making the election described in Section 83(b) of the Code;

(vi)	the amount received by the Participant from the Group and includible in gross income under the rules of Section 409A of the Code or because the amount is constructively received by the Participant;

(vii)
any amounts received by such Participant from the Group pursuant to an unfunded nonqualified deferred compensation plan in the taxable year in which such amounts are includible in the gross income of such Participant;

(viii)
amounts paid by the Group to a Participant by the later of two and one-half (2-1/2) months after the Participant's severance from employment or the end of the Plan Year that includes the date of the Participant's severance from employment, if such amounts, absent a severance from employment, would have been paid to the Participant prior to the severance from employment if the Participant had continued in employment with the Group and are regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments;

(ix)
amounts paid by the Group to a Participant by the later of two and one-half (2-1/2) months after the Participant's severance from employment or the end of the Plan Year that includes the date of the Participant's severance from employment, if such amounts, absent a severance from employment, would have been included in the Participant's compensation if they were paid prior to the Participant's severance from employment and are either:

(A)	payments for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued; or

(B)
payments pursuant to a nonqualified unfunded deferred compensation plan, but only if the payments would have been paid to the Participant at the same time if the Participant had continued employment with the Group and only to the extent that the payment is includible in the Participant's gross income;

(x)
payments by the Group to an individual who does not currently perform services for the Group by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Group rather than entering qualified military service; and

(xi)
payments by the Group to a Participant who is "permanently and totally disabled," as defined in Section 22(e)(3) of the Code, to the extent that either the Participant was not a Highly Compensated Participant immediately before becoming disabled or such payments are made on behalf of all Participants who are permanently and totally disabled.

(c)	Section 415 Compensation does not include:

(i)
any payments not described in subsection (b)(viii), (ix), (x) or (xi) that are paid after severance from employment, even if they are paid within two and one-half (2-1/2) months following severance from employment;

(ii)
except as otherwise provided in subsection (a) above, other contributions made by the Group to a qualified plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includible in the gross income of such Participant for the taxable year in which contributed; in addition, contributions by the Group made on behalf of such Participant to a simplified employee pension plan described in Section 408(k) of the Code for the taxable year in which contributed; additionally, any distributions from a qualified plan of deferred compensation, regardless of whether such amounts are includible in the gross income of such Participant when distributed;

(iii)
amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iv)	amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(v)
except as otherwise provided in subsection (a) above, other amounts which receive special federal income tax treatment under the Code, such as premiums for group term life insurance (but only to the extent that those premiums are not includible in the gross income of such Participant).

(d)
In no event shall the Section 415 Compensation of a Participant for a Plan Year exceed the applicable limit established by Section 401(a)(17) of the Code that applies to such Plan Year, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

2.46	Spouse means the person of the opposite sex to whom an Employee is lawfully married, or was lawfully married at the date of his death, as defined under the Federal Defense of Marriage Act.

2.47
Termination Date means the date on which a Participant's employment with the Group is terminated for any reason, including layoff or retirement, the date on which the Participant has experienced a Total Disability, or the date that the Participant's employment terminates due to death.

2.48
Top Paid Group means in a Plan Year the Employees who are in the top twenty percent (20%) of the Group's Employees in terms of Section 415 Compensation for such Plan Year; provided, however, that for purposes of determining the number of Employees to be included in the Top Paid Group, the following Employees shall be excluded to the extent permitted by Section 414(q)(4) of the Code:

(a)	Employees who have not completed six (6) months of service with the Group;

(b)	Employees who normally work less than seventeen and one-half (17-1/2) hours per week or less than six (6) months during a Plan Year;

(c)	Employees who have not attained age twenty-one (21);

(d)	except as provided by regulations promulgated under the Code, Employees who are covered by a collectively bargained agreement; and

(e)
Employees who are non-resident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Group which constitutes income from sources in the United States (within the meaning of Section 861(a)(3) of the Code).

2.49
Total Disability or Totally Disabled means a Participant's mental or physical condition which entitles him to disability benefits under the long term disability plan maintained by the Participating Companies.

2.50
Trust Agreement means the agreement entered into between Vectren Corporation and the Trustee to carry out the purposes of the Plan, as set forth herein, which Trust Agreement, as it may be amended hereafter from time to time, shall form a part of the Plan.

2.51	Trustee mean the Trustee of the Trust Fund and its successors and substitutes.

2.52	Trust Fund means the cash and other assets of the Plan held and administered by the Trustee in accordance with the provisions of the Trust Agreement and of the Plan.

2.53	Union means:

(a)	the International Brotherhood of Electrical Workers, Local 702;

(b)	the International Brotherhood of Electrical Workers, Local 1393;

(c)	the United Steelworkers of America AFL-CIO-CLC, Local 7441;

(d)	the United Steelworkers of America AFL-CIO-CLC, Local 12213;

(e)	Utility Workers Union of America, Local 175;

(f)	Teamsters, Chauffeurs, Warehousemen, and Helpers Local No. 135; and

(g)	any other collective bargaining unit with respect to which the Participating Companies and that collective bargaining unit have agreed to its participation in this Plan.

2.54	Valuation Date means and shall include each business date.

2.55	Vectren Stock means the common stock of Vectren Corporation.

2.56
Year of Service means any Computation Period during which an Employee completes one thousand (1,000) Hours of Service; provided, however, that for eligibility purposes, an Employee shall not be deemed to have completed a Year of Service in a Computation Period until the last day of the Computation Period.

ARTICLE III
ELIGIBILITY

3.1	Requirements for Eligibility.

(a)
Each Employee whose terms of employment are covered by a collective bargaining agreement between a Participating Company and a Union who is expected to complete at least one thousand (1,000) Hours of Service during his first Computation Period is eligible to become a Participant in the Plan once he completes at least one (1) Hour of Service.  Such an Employee who is not expected to complete at least one thousand (1,000) Hours of Service during his first Computation Period is eligible to become a Participant in the Plan once he completes at least one (1) Year of Service.  An Employee who meets the eligibility requirements of this Section 3.1(a) shall become a Participant in the Plan at the applicable time specified under Section 3.2 (b) or (c).

(b)
Each Employee whose terms of employment are not covered by a collective bargaining agreement between a Participating Company and a Union who is expected to complete at least one thousand (1,000) Hours of Service during his first Computation Period is eligible to become a Participant in the Plan once he completes at least one (1) Hour of Service.  Such an Employee who is not expected to complete at least one thousand (1,000) Hours of Service during his first Computation Period is eligible to become a Participant in the Plan once he completes at least a one (1) year Period of Service.  An Employee who meets the eligibility requirements of this Section 3.1(b) shall become a Participant in the Plan at the applicable time specified under Section 3.2 (a).

3.2	Commencement of Participation.

(a)
An Employee whose terms of employment are not covered by a collective bargaining agreement shall become a Participant in the Plan as soon as practicable following satisfaction of the requirements for eligibility set forth in Section 3.1(b).

(b)
An Employee whose terms of employment are covered by a collective bargaining agreement between a Participating Company and the International Brotherhood of Electrical Workers, Local No. 1393, United Steelworkers of America AFL-CIO-CLC Locals No. 12213 or 7441, or Teamsters, Chauffeurs, Warehousemen, and Helpers Local No. 135 shall become a Participant in the Plan on the date which is six (6) months following the date on which such Employee satisfies the requirements for eligibility set forth in Section 3.1(a).

(c)
An Employee whose terms of employment are covered by a collective bargaining agreement between a Participating Company and the Utility Workers Union of America, Local No. 175 or the International Brotherhood of Electrical Workers, Local No. 702 shall become a Participant in the Plan on first day of the month following the date on which such Employee satisfies the requirements for eligibility set forth in Section 3.1(a).

3.3	Reemployment. Upon reemployment, a former Employee who had completed the eligibility requirements in Section 3.1 shall be eligible to participate in the Plan as of the later of:

(a)	his reemployment date by the Participating Companies, or

(b)	the date on which he would have otherwise been eligible to participate in the Plan had his employment by the Participating Companies not been terminated;

provided, however, that, for purposes of determining the vested balance of the Company Matching and Non-Matching Contributions Accounts of a reemployed Employee whose terms of employment are not covered by a collective bargaining agreement between a Participating Company and a Union and who did not have a vested interest in his Compensation Redirection Account or Company Matching or Non-Matching Contributions Accounts at the time he incurred a One Year Service Break, his Period of

Service accrued before the One Year Service Break shall be disregarded on his reemployment if the number of such Employee's consecutive One Year Service Breaks equals or exceeds the greater of five (5) or his Period of Service completed before the One Year Service Breaks; provided, further, that, for purposes of determining the vested balance of the Company Matching and Non-Matching Contributions Accounts of a reemployed Employee whose terms of employment are covered by a collective bargaining agreement between a Participating Company and a Union and who did not have a vested interest in his Compensation Redirection Account or Company Matching or Non-Matching Contributions Accounts at the time he incurred a Break in Service, his Years of Service accrued before the Break in Service shall be disregarded on his reemployment if the number of such Employee's consecutive one (1) year Breaks in Service equals or exceeds the greater of five (5) or his Years of Service completed before the Break in Service.

3.4
Change in Status.  If a Participant hereunder ceases to be an Employee due to a change in his employment status, while remaining an employee of the Group (as defined for purposes of Article XVII), he shall become an inactive Participant hereunder until such time as he again becomes an Employee, and during the period in which he is an inactive Participant he shall no longer be entitled to redirect his Compensation to the Plan; provided, however, that his Participant Account shall continue to be adjusted in accordance with Article VII; provided, further, that the employment of such an inactive Participant shall not be deemed terminated until he ceases to be employed by the Group (as such term is defined for purposes of Article XVII).  If a Participant or an Employee is employed by a Participating Company that ceases to be a Participating Company or which ceases to be a member of the Group, the Participant shall cease to be an Employee and shall be deemed terminated by the Group on the date the Participating Company ceases to be a Participating Company in the Plan.

If an Employee who is not a Participant becomes a Participant due to a change in his employment status or due to the adoption of the Plan by a Participating Company in accordance with Section 10.1, he shall become eligible to participate in this Plan immediately; provided, however, that his participation shall not commence until the applicable time set forth in Section 3.2.

3.5
Limited Participant.  An Employee who is not eligible to become a Participant in the Plan but on whose behalf amounts are transferred to the Plan from another qualified retirement plan in accordance with Section 5.11 shall be deemed to be a limited Participant under the Plan with respect to such transferred amounts.

  ARTICLE IV
COMPENSATION REDIRECTION

4.1	Compensation Redirection.

(a)	Automatic Enrollment.

(i)
Effective for (A) any Employee who first becomes a Participant in the Plan on or after December 1, 2004, (B) any former Employee who becomes a Participant in the Plan pursuant to Section 3.3, or (C) any Employee who becomes a Participant in the Plan pursuant to Section 3.4, and who has not entered into a Compensation Redirection Agreement under Section 4.1(b) or affirmatively elected not to make such contributions, such Participant shall be deemed to have elected to contribute three percent (3%) of his Compensation (a "3% Automatic Compensation Redirection Contribution") to the Plan as a Compensation Redirection Amount.  The deemed election of a 3% Automatic Compensation Redirection Contribution of such Participant shall be effective as soon as administratively practicable following the date of becoming a Participant under Section 3.2, 3.3 or 3.4, as applicable, in accordance with the procedures adopted by the Plan Administrator.  A Participating Company shall provide the notice described in (iii), below, regarding such deemed election to such Participant within a reasonable period prior to the date such deemed election becomes effective.  Such 3% Automatic Compensation Redirection Contribution election shall be invested in the default investment Fund designated by the Plan Administrator or its designee unless the Participant changes such default investment Fund as allowed under Article VI.

(ii)	Contributions pursuant to the automatic enrollment provisions of this Section 4.1(a) shall remain in effect until the Participant affirmatively elects:

(A)	a different Compensation Redirection Contribution by entering a Compensation Redirection Agreement with a Participating Company in accordance with Section 4.1(b); or

(B)
not to make such contributions (a "zero percent Compensation Redirection Contribution") under Section 4.1(b)  For purposes of this subparagraph (B), a Participant's election to make a withdrawal in accordance with Section 8.4 shall be deemed to be an affirmative election to make a zero percent Compensation Redirection Contribution.

(iii)
For purposes of the automatic enrollment provisions of this Section 4.1(a), the Plan Administrator shall provide to:  (A) each eligible Employee who has never contributed to the Plan, (B) each former Employee who becomes a Participant in the Plan pursuant to Section 3.3, and/or (C) each Employee who becomes a Participant in the Plan pursuant to Section 3.4 a notice that describes:

(A)	the terms of the automatic enrollment provisions;

(B)	the rights of each Participant to modify or terminate the automatic contributions under this Section 4.1(a);

(C)	the procedure for exercising that right;

(D)	the timing for implementation of any such election; and

(E)	the Participant's right to request a withdrawal under Section 8.4, if applicable.

(iv)
The Plan Administrator may from time to time establish procedures to govern the administration of the automatic enrollment provisions under this Section 4.1(a).  A Participant may make or change investment instructions for any contributions made under this Section 4.1(a) pursuant to Article VI.

(b)	Compensation Redirection Agreements.

(i)
In lieu of the 3% Automatic Compensation Redirection Contribution election under Section 4.1(a), a Participant may elect to have a portion of his Compensation contributed to the Plan as a Compensation Redirection Amount by entering into a Compensation Redirection Agreement with a Participating Company.  Such Compensation Redirection Agreement shall specify a whole percentage of his Compensation to be contributed to the Plan, from one percent (1%) to fifty percent (50%) (in multiples of one (1) percentage point); provided, however, that a Participant whose terms of employment are covered by a collective bargaining agreement entered into with a Participating Company may make additional elections as provided in Section 4.1(b)(ii), below.  Such contributions are subject to the limitations set forth in Sections 5.5 and 5.8 of the Plan.

(ii)
In addition to the Compensation Redirection Amount elected in Section 4.1(b)(i) or the 3% Automatic Compensation Redirection Contribution under Section 4.1(a), and subject to the limitations set forth in Sections 5.5 and 5.8 of the Plan and provided that such election will not result in a deferral which would cause the limits of Code Section 402(g) to be exceeded:

(A)
a Participant whose terms of employment are covered by a collective bargaining agreement entered into between a Participating Company and the International Brotherhood of Electrical Workers, Local No. 702 may elect to defer between one percent (1%) and one hundred percent (100%), in whole percentage increments, of his Performance Incentive Plan payout as an additional Compensation Redirection Amount, to the extent allowed by the applicable collective bargaining agreement;

(B)
a Participant whose terms of employment are covered by a collective bargaining agreement entered into between a Participating Company and the Utility Workers Union of America, Local No. 175 may elect to defer between one percent (1%) and one hundred percent (100%), in whole percentage increments, of any of the guaranteed annual payment or any incentive plan payment earned by such Participant as an additional Compensation Redirection Amount, to the extent allowed by the applicable collective bargaining agreement;

(C)
a Participant whose terms of employment are covered by a collective bargaining agreement entered into between a Participating Company and the International Brotherhood of Electrical Workers, Local No. 1393, the United Steelworkers of America, AFL-CIO-CLC, Local Nos. 7441 and 12213 may elect to defer between one percent (1%) and one hundred percent (100%), in whole percentage increments, any bonuses paid to the Participant by a Participating Company as an additional Compensation Redirection Amount, to the extent allowed by the applicable collective bargaining agreement; and

(D)
a Participant whose terms of employment are covered by a collective bargaining agreement entered into between a Participating Company and the Teamsters, Chauffeurs, Warehousemen and Helpers Local No. 135 may elect to defer between one percent (1%) and ninety percent (90%), in whole percentage increments, any bonuses paid to the Participant by a Participating Company as an additional Compensation Redirection Amount, to the extent allowed by the applicable collective bargaining agreement.

Company Matching Contributions will not be made with respect to any amounts deferred into the Plan pursuant to subparagraphs (A), (C) and (D) of this Section 4.1(b)(ii).

(iii)
Except for occasional, bona fide administrative considerations, as provided under Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C)(2), contributions made pursuant to a Compensation Redirection Agreement cannot precede the earlier of:

(A)	the performance of services relating to the contribution; and

(B)	the date the Compensation that is subject to the Compensation Redirection Agreement would be currently available to the Participant in the absence of an election to defer.

4.2
Change in Compensation Redirection Agreements.  By following the procedures established by the Plan Administrator, a Participant may prospectively change his Compensation Redirection Agreement within the limits set forth in Section 4.1.  The Plan Administrator may, as of any payroll period, modify the Compensation Redirection Agreements of any Participant if necessary to comply with the limits contained in Sections 5.5, 5.6, 5.7, and 5.8; provided, however, that any modification by the Plan Administrator shall be determined in a uniform and non-discriminatory manner; provided, further, that any modification may result in the Compensation Redirection Contribution of a Participant reduced to a fractional percentage in order to permit such Participant to maximize his Compensation Redirection Amount.

4.3
Revocation of Compensation Redirection Agreements.  As of any payroll period, a Participant may cease having his Compensation redirected to the Plan and revoke his Compensation Redirection Agreement by following the procedures established by the Plan Administrator or its designate in advance of the date on which the revocation is to be effective.  In order for a Participant to reinstate his Compensation Redirection Agreement, such Participant shall follow the procedures outlined in Section 3.3 as though he were a new Participant.

4.4
Catch-Up Contributions.  All Employees who are eligible to make contributions to their Compensation Redirection Accounts under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code and shall also be disregarded for purposes of determining any Company Matching Contributions under Section 5.2 of this Plan.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

ARTICLE V
COMPANY CONTRIBUTIONS

5.1
Amount of Company Contributions.  Subject to the limitations set forth below, the Participating Companies shall contribute with respect to each payroll period an amount equal to one hundred percent (100%) of that Participant's Compensation Redirection Amount; provided, however, that the amount of contributions by any Participating Companies under this Section and under Sections 5.2 and 5.3 with respect to any Plan Year shall not exceed an amount equal to the maximum amount deductible by such Participating Companies under Section 404 of the Code for such Plan Year as an expense for federal income tax purposes; provided, further, that, except with respect to contributions based on Compensation paid on a Participant's final paycheck as described in Section 2.12, no contributions shall be made under this Section after the effective date of a Participant's Termination Date with the Participating Companies.

5.2	Company Matching Contributions.

(a)
Non-Union Employees.  Subject to the limitations of Section 5.5 and Section 5.7, the Company Matching Contributions with respect to each Plan Year for a Participant whose terms of employment are not governed by a collective bargaining agreement entered into by a Participating Company and a Union shall be an amount equal to fifty percent (50%) of that portion of such Participant's Compensation Redirection Amount, excluding catch-up contributions, not in excess of six percent (6%) of his Compensation in such Plan Year to be allocated to his Company Matching Contributions Account.  Notwithstanding anything contained in this Section to the contrary and subject to the limitations of Sections 5.5 and 5.7, the Participating Companies shall make a year-end reconciliation or "true-up" Company Matching Contribution, effective as of the last day of the Plan Year, on behalf of each Participant who made a Compensation Redirection Contribution with respect to such Plan Year, equal to the excess, if any, of: (1) fifty percent (50%) of the Participant's Compensation Redirection Amount for such Plan Year to the extent such Compensation Redirection Amount does not exceed six percent (6%) of the Participant's Compensation for such Plan Year, over (2) the Company Matching Contributions previously contributed for such Participant for the Plan Year pursuant to this Section 5.2(a).  Any such reconciliation or "true-up" shall be made once annually and paid in accordance with Section 5.4 and shall be subject to any applicable limitation under Code Section 401(a)(17).  Notwithstanding anything contained in this Section 5.2 to the contrary, if the Plan Administrator reduces or returns in accordance with Section 5.6 the Compensation Redirection Amounts of a Participant in order to comply with Section 5.6, Section 415 of the Code or Section 402(g) of the Code, the Participating Companies shall be required to forfeit any Company Matched Contributions attributable to the reduced or returned Compensation Redirection Amounts but only to the extent that the Participant Compensation Redirection Amounts for such Plan Year (after adjustment to reflect the required reductions and returns) is not in excess of six percent (6%) of his Compensation for such Plan Year.

(b)	Union Employees.

(i)
Subject to the limitations of Section 5.5 and Section 5.7 and except as provided below, the Participating Companies shall also contribute, with respect to each Plan Year for a Participant whose terms of employment are governed by a collective bargaining agreement entered into by the Participating Companies and a Union during which a Participant has in effect a Compensation Redirection Agreement, an amount equal to fifty percent (50%) of that portion of such Participant's Compensation Redirection Amount, excluding catch-up contributions, that is not in excess of:

(A)
for the Teamsters, Chauffeurs, Warehousemen, and Helpers Local No. 135, five percent (5%) of his Compensation for such Plan Year and, effective September 24, 2009, six percent (6%) of his Compensation for such Plan Year,

(B)	for the International Brotherhood of Electrical Workers Local No. 702, five percent (5%) of his Compensation for such Plan Year,

(C)
for the International Brotherhood of Electrical Workers Local No. 1393, United Steelworkers of America Local No. 12213, and for United Steelworkers of America Local No. 7441, effective December 1, 2008, five percent (5%) of his Compensation for such Plan Year for those Participants in these designated Unions hired prior to July 21, 2009,

(D)
for the International Brotherhood of Electrical Workers Local No. 1393, United Steelworkers of America Local No. 12213, and United Steelworkers of America Local No. 7441, effective December 1, 2008, six percent (6%) of his Compensation for such Plan Year for those Participants hired on or after July 21, 2009, to be allocated to his Company Matching Contributions Account.

(ii)	Notwithstanding Section 5.2(b)(i):

(A)
Participants whose terms of employment are governed by a collective bargaining agreement entered into by the Participating Companies and International Brotherhood of Electrical Workers Local No. 702 shall not be eligible for any Company Matching Contributions relating to amounts deferred by the Participant as Compensation Redirection Amounts under the Performance Incentive Plan; and

(B)
Participants whose terms of employment are governed by a collective bargaining agreement entered into by the Participating Companies and the International Brotherhood of Electrical Workers Local No. 1393, the United Steelworkers of America, AFL-CIO-CLC Locals Nos. 7441 and 12213, or the Teamsters, Chauffeurs, Warehousemen and Helpers Local 135 shall not be eligible for any Company Matching Contributions relating to bonus amounts deferred by the Participant as Compensation Redirection Amounts and paid by a Participating Company.

(iii)
Notwithstanding anything contained in this Section to the contrary and subject to the limitations of Section 5.5 and Section 5.7, the Company Matching Contributions with respect to each Plan Year made on behalf of Participants whose terms of employment are governed by a collective bargaining agreement entered into by the Participating Companies and the

Utility Workers Union of America, Local 175 shall be an amount equal to one hundred percent (100%) of that portion of such Participant's Compensation Redirection Amount, excluding catch-up contributions, to be allocated to his Company Matching Contributions Account; provided, however, that the maximum annual Company Matching Contribution under this sentence for any Participant in any Plan Year shall be one thousand dollars ($1,000.00).

(iv)
Notwithstanding anything contained in this Section to the contrary and subject to the limitations of Sections 5.5 and 5.7, the Participating Companies shall make a year-end reconciliation or "true-up" Company Matching Contribution, effective as of the last day of the Plan Year, on behalf of each Participant who made a Compensation Redirection Contribution with respect to such Plan Year, equal to the excess, if any, of: (1) fifty percent (50%) of the Participant's Compensation Redirection Amount for such Plan Year to the extent such Compensation Redirection Amount does not exceed the applicable percentage under paragraph (i), above, of such Participant's Compensation for the Plan Year, over (2) the Company Matching Contributions previously contributed for such Participant for the Plan Year pursuant to this Section 5.2(b).  Any such reconciliation or "true-up" shall be made once annually and paid in accordance with Section 5.4 and shall be subject to any applicable limitation under Code Section 401(a)(17).

5.3	Company Non-Matching Contributions.

(a)
Contributions for Non-Union Employees.  The Participating Companies shall also contribute for a Participant (regardless of the number of Hours of Service completed by such Participant) whose terms of employment are not governed by a collective bargaining agreement entered into by a Participating Company and a Union an amount equal to three percent (3%) of his Compensation in each payroll period; provided, however, that this three percent (3%) contribution shall not be made on behalf of any Participant who is listed on Exhibit B; provided, further, that the Participants employed by the Participating Companies listed on Exhibit C shall not be eligible for the annual contribution described in this Subsection (a).

(b)	Certain Union Participants.

(i)
Subject to the limits of Section 5.5, the Participating Companies shall also contribute in each Plan Year on December 15 of such Plan Year or as soon as practicable thereafter for a Participant whose terms of employment are governed by a collective bargaining agreement entered into by the Participating Companies and the Utility Workers Union of America, Local 175 (regardless of the number of Hours of Service completed by such Participant) and who is employed on December 1 of such Plan Year an amount equal to the amount determined in accordance with the following schedule:

Contribution Date	For Year	Amount of Contribution
December 15, 2008	2009	$1,300
December 15. 2009	2010	$1,300

provided, however, that, to the extent any contribution required under this Section 5.3(b)(i) with respect to a Participant for a Plan Year would otherwise be limited by Section 5.5, such Participant shall, if he remains employed in the following Plan Year, be entitled to an additional contribution for that following Plan Year in an amount equal to the amount by which his previous Plan Year contribution was limited by Section 5.5.

(ii)
To the extent required by the applicable collective bargaining agreement, effective December 1, 2008 and subject to the limits of Section 5.5, the Participating Companies shall also contribute each payroll period for a Participant whose terms of employment are governed by a collective bargaining agreement entered into by the Participating Companies and the International Brotherhood of Electrical Workers Local No. 1393, the United Steelworkers of America Local No. 12213, and/or the United Steelworkers of America Local No. 7441 and who was hired on or after July 21, 2009 (regardless of the number of Hours of Service completed by such Participant) equal to three percent (3%) of such Participant's Compensation in each payroll period; provided, however, that such Participant's Compensation for purposes of determining the amount of the Non-Matching Contribution under this Section 5.3(b)(ii) shall exclude any bonus amounts deferred by the Participant as Compensation Redirection Amounts and paid by a Participating Company.

To the extent any contribution required under this Section 5.3(b)(ii) with respect to a Participant for a Plan Year would otherwise be limited by Section 5.5, such Participant shall, if he remains employed in the following Plan Year, be entitled to an additional contribution for that following Plan Year in an amount equal to the amount by which his previous Plan Year contribution was limited by Section 5.5.

(iii)
To the extent required by the applicable collective bargaining agreement, effective September 24, 2009 and subject to the limits of Section 5.5, the Participating Companies shall also contribute each payroll period for a Participant whose terms of employment are governed by a collective bargaining agreement entered into by the Participating Companies and Teamsters, Chauffeurs, Warehousemen and Helpers Local 135 and who was hired on or after September 24, 2009 an amount equal to three percent (3%) of such Participant's Compensation in each payroll period; provided, however, that such Participant's Compensation for purposes of determining the amount of the Non-Matching Contribution under this Section 5.3(b)(iii) shall exclude any bonus amounts deferred by the Participant as Compensation Redirection Amounts and paid by a Participating Company.

To the extent any contribution required under this Section 5.3(b)(iii) with respect to a Participant for a Plan Year would otherwise be limited by Section 5.5, such Participant shall, if he remains employed in the following Plan Year, be entitled to an additional contribution for that following Plan Year in an amount equal to the amount by which his previous Plan Year contribution was limited by Section 5.5.

(c)
Discretionary Profit Sharing Contributions.  The Chief Executive Officer or President of any of the Participating Companies listed on Exhibit C may, in its sole discretion, elect to contribute additional amounts on behalf of Participants employed by each such Participating Company to the Plan as additional Company contributions.  Any additional Company contribution made to the Plan shall be allocated among the Participants employed by each such Participating Company on the last calendar day of the Plan Year based on the respective Compensation of each eligible Participant in the Plan Year and shall be allocated to such Participant's Company Non-Matching Contributions Account.  Contributions made under this Subsection shall be paid into the Plan as soon as practicable after completion of the Plan Year for which the contribution relates.

5.4
Remittance of Company Contributions.  Company contributions required under Section 5.1 shall be remitted to the Trustee as soon as practicable after such amounts are withheld from the pay of Participants, but no later than the date required under 29 CFR §2510.3-102.  Company contributions required under Section 5.2 shall be remitted to the Trustee on a payroll-period-by-payroll-period basis no later than thirty (30) calendar days after the month during which the Compensation upon which the contributions are based would have been paid to the Participants, and any contribution based on a Plan Year reconciliation of the amount of the contribution shall be remitted to the Trustee no later than the date the Company's federal income tax return is due (including extensions) for that Plan Year.  Such contributions shall then be allocated among the investment Funds as directed by the Participants.  Company contributions under Section 5.3(a) and (b) shall be remitted to the Trustee as soon as practicable after the end of the payroll period to which the Company contributions relate, but in any event no later than the date the Company's federal income tax return is due (including extensions) for that Plan Year during which occurs the payroll period and shall then be allocated among investment Funds as directed by the Participants; provided, however, that Company contributions under Section 5.3(b)(i) shall be contributed as provided in such Section.  Company contributions under Section 5.3(c) shall be remitted to the Trustee no later than the due date for the Company's federal income tax return (including extensions) for that Plan Year during which the annual contribution is accrued.

5.5
Maximum Contributions.  Notwithstanding any other provisions of the Plan, the Annual Additions allocated to any Participant in any Plan Year under the Plan and under any other qualified defined contribution plans maintained by the Group shall not exceed the lesser of:

(a)	One hundred percent (100%) of such Participant's Section 415 Compensation from the Group in that Plan Year, or

(b)	Forty-nine thousand dollars ($49,000), as adjusted for cost of living increases pursuant to Section 415(d) of the Code.

Notwithstanding anything contained herein to the contrary, the limit on Annual Additions shall be increased to any greater amount permitted by Section 415 of the Code which Code Section is incorporated herein by reference.

5.6
Return of Compensation Redirection Amounts.  Unless the Plan Administrator properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ADP Method instead, if after making the adjustments required by Section 5.8 the average of the Actual Deferral Percentages for the group of Highly Compensated Participants who are eligible to be Participants in a Plan Year would be more than the greater of:

(a)	the average of the immediately preceding Plan Year's Actual Deferral Percentages of all Prior Year's Non-Highly Compensated Participants multiplied by one and twenty-five one hundredths (l.25), or

(b)	the lesser of:

(i)	two percent (2%) plus the immediately preceding Plan Year's Actual Deferral Percentage of all Prior Year's Non-Highly Compensated Participants, or

(ii)	the immediately preceding Plan Year's Actual Deferral Percentage of all Prior Year's Non-Highly Compensated Participants multiplied by two (2),

the Compensation Redirection Contributions of the Highly Compensated Participants shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Participants is not more than the greater of Subsection (a) or (b) above.

Reduction of Compensation Redirection Contributions shall be accomplished first by determining the maximum deferral for the group of Highly Compensated Participants permitted by Subsection (a) or (b) above and then reducing the Compensation Redirection Contribution of the Highly Compensated Participants with the highest Compensation Redirection Contributions by one tenth of one percent (0.1%).  If after making the above reduction the limitations are still exceeded, the Compensation Redirection Contributions of the Highly Compensated Participants shall be further reduced in one tenth of one percent (0.1%) increments until the limitations of this Section 5.6 are not exceeded.

Correction of excess Compensation Redirection Amounts shall be accomplished as follows.  First, the Plan Administrator shall calculate the total dollar amount of the Compensation Redirection Amounts of Highly Compensated Participants that would otherwise be reduced as the result of the reduction of the Compensation Redirection Contributions of those Highly Compensated Participants in accordance with this Section 5.6 (the "Total Excess Contributions") without attributing any such dollar reduction to a particular Highly Compensated Participant.  The Compensation Redirection Amounts of the Highly Compensated Participant with the highest dollar amount of Compensation Redirection Amounts shall then be reduced by the amount required to cause that Highly Compensated Participant's Compensation Redirection Amounts to equal the dollar amount of the Compensation Redirection Amounts of the Highly Compensated Participant with the next highest dollar amount of Compensation Redirection Amounts.  If the total amount of the reductions of Compensation Redirection Amounts in the preceding sentence is less than the Total Excess Contributions, the process in the preceding sentence shall be repeated.  In no event shall the reductions required under the preceding two (2) sentences exceed the Total Excess Contributions.

The amount by which a Participant's Compensation Redirection Amount exceeds the amount permitted under this Section, plus the allocable gain or loss determined in accordance with Code Section 401(k) and the regulations promulgated thereunder allocated to such excess Compensation Redirection Amount, shall be returned to such Participant no later than the end of the Plan Year immediately following the Plan Year for which the excess Compensation Redirection Amount was made.  Any Company Matched Contributions that are attributable to excess Compensation Redirection Amounts and that are not returned in accordance with Section 5.7 shall be treated as a mistaken contribution, shall be forfeited, shall be credited to and held in a suspense account and shall be applied to reduce the amount of Company Matched Contributions otherwise required of the Participating Companies for the next following Plan Years(s) until exhausted.  The Plan Administrator shall apply the discrimination test of this Section separately for the collective bargaining groups of Employees.  To the extent permitted by applicable regulations, the Plan Administrator may elect to test each collective bargaining group separately or to aggregate one (1) or more of the groups for a combined test.  For the purposes of determining whether the discrimination test described in this Section is satisfied, all elective contributions that are made under two (2) or more plans that are aggregated for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two (2) or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

5.7
Return of Company Matched Contributions.  Unless the Plan Administrator properly elects at such time and in such manner as prescribed by the Secretary of the Treasury to apply the Current Year ACP Method instead, if after making the adjustments required by Section 5.6 the average of the Company Matched Contribution Percentages for the group of Highly Compensated Participants in a Plan Year would be more than the greater of:

(a)
the average of the immediately preceding Plan Year's Company Matched Contribution Percentages of all Prior Year's Non-Highly Compensated Participants multiplied by one and twenty-five one hundredths (1.25), or

(b)	the lesser of:

(i)	two percent (2%) plus the average of the immediately preceding Plan Year's Company Matched Contribution Percentages of all Prior Year's Non-Highly Compensated Participants, or

(ii)	the average of the immediately preceding Plan Year's Company Matched Contribution Percentages of all Prior Year's Non-Highly Compensated Participants multiplied by two (2),

the Company Matched Contributions of the Highly Compensated Participants shall be reduced to the extent necessary so that the average of the Company Matched Contribution Percentages for the group of Highly Compensated Participants is not more than the greater of Subsection (a) or (b) above.

Reduction of excess Company Matched Contributions shall be accomplished first by determining the maximum average percentage for the group of Highly Compensated Participants permitted by Subsection (a) or (b) above and then reducing the Company Matched Contributions of the Highly Compensated Participants with the highest Company Matched Contribution Percentage so that their Company Matched Contribution Percentage is reduced by one tenth of one percent (0.1%).  If after making the above reduction the limitations are still exceeded, the Company Matched Contribution Percentages of the Highly Compensated Participants shall be further reduced in one tenth of one percent (0.1%) increments until the limitations are not exceeded.

The amount of excess Company Matched Contributions to be corrected with respect to a Highly Compensated Participant shall be determined as follows.  First, the Plan Administrator shall calculate the total dollar amount of the Company Matched Contributions of Highly Compensated Participants that would otherwise be reduced as the result of the reduction of Company Matched Contributions Percentages in accordance with this Section 5.7 (the "Total Excess Aggregate Contributions") without attributing any such dollar reduction to a particular Highly Compensated Participant.  The Company Matched Contributions of the Highly Compensated Participant with the highest dollar amount of Company Matched Contributions shall then be reduced by the amount required to cause that Highly Compensated Participant's Company Matched Contributions to equal the dollar amount of the Company Matched Contributions of the Highly Compensated Participant with the next highest dollar amount of Company Matched Contributions.  If the total amount of the reductions of Company Matched Contributions in the preceding sentence is less than the Total Excess Aggregate Contributions, the process in the preceding sentence shall be repeated.  In no event shall the reductions required under the preceding two (2) sentences exceed the Total Excess Aggregate Contributions.

Excess Company Matched Contributions shall be corrected by taking the following actions:

(c)
First, Company Matched Contributions that are not forfeitable under Section 9.3, plus income attributable thereto, shall be refunded to the affected Participants no later than the end of the Plan Year immediately following the Plan Year for which such excess Company Matched Contributions were made; and

(d)
Second, Company Matched Contributions that are forfeitable under Section 9.3, plus income attributable thereto, shall be forfeited and applied to reduce the amount of Company Matched Contributions otherwise required of the Participating Companies to whom they relate for the next following Plan Year(s) until exhausted.

The income attributable to excess Company Matched Contributions shall be determined in accordance with Code Section 401(m) and the regulations promulgated thereunder.

To the extent permitted by the Code and applicable regulations, the Plan Administrator shall not be required to apply the discrimination test of this Section for the collective bargaining groups of Employees.  For purposes of this Section, all Company Matched Contributions that are made under two (2) or more plans that are aggregated for purposes of Code Sections 401(a)(4) and 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two (2) or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans shall also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

5.8
Maximum Redirection Amounts.  Notwithstanding anything contained in the Plan to the contrary, the maximum Compensation Redirection Amount which a Participant may elect to have redirected under Section 4.1 and under any other qualified retirement plan, whether or not maintained by a member of the Group, in any calendar year is the applicable limit in effect for Section 402(g) of the Code (the "Section 402(g) Limit"), except as permitted under Section 414(v) of the Code, if permitted.  If due to a mistake in fact Compensation Redirection Amounts in excess of the Section 402(g) Limit are allocated in a calendar year to the Participant Account of any Participant, the Trustee shall return to such Participant the portion of his Compensation Redirection Amount in excess of the Section 402(g) Limit, plus the allocable gain or loss determined in accordance with Code Section 402(g) and the regulations promulgated thereunder allocated to such excess Compensation Redirection Amount, not later than the April 15 immediately following the calendar year during which such excess contribution was made.  If in a calendar year a Participant's Compensation Redirection Amount under the Plan, when aggregated with any other elective deferrals made by such Participant in such calendar year to any other qualified retirement plan under Section 401(k), Section 403(b) and Section 408(k) of the Code, whether or not maintained by a member of the Group, would otherwise exceed the Section 402(g) Limit, such Participant may before the March 1 immediately following such calendar year notify the Plan Administrator on the Appropriate Form as to the portion of the amount in excess of the Section 402(g) Limit to be allocated to the Plan, and the Plan Administrator may, but is not required to, direct the Trustee to pay to such Participant the amount of the excess which was allocated to the Plan by such Participant plus the allocable gain or loss determined in accordance with Code Section 402(g) and the regulations promulgated thereunder allocated to such excess Compensation Redirection Amount, before the April 15 immediately following the calendar year during which the excess contribution was made.  The Section 402(g) Limit contained in this Section shall automatically be adjusted in accordance with Sections 402(g)(5) and 415(d) of the Code.

5.9
Investment Fund Priority of Excess Contributions.  If contributions to the Plan exceed the permissible limits described in Sections 5.5, 5.6, 5.7, and 5.8 and contributions are refunded to a Participant, the investment Funds in which such Participant's Participant Accounts are allocated shall be liquidated pro rata.

5.10
ESOP and ESOP I Accounts Transfers.  Any amounts which were previously transferred to this Plan from the ESOP or ESOP I shall be credited to the Company Matching Contributions Accounts of the Employees requesting the transfer as of the Effective Date with respect to amounts transferred from the ESOP and as of March 31, 1989 with respect to amounts transferred from ESOP I, and such transferred amounts shall be fully vested and non-forfeitable at all times.

5.11
Transfer of Assets from Other Plans.  An Employee may, with the consent of the Plan Administrator, transfer (roll over) a distribution which he received from another defined contribution plan qualified under Section 401(a) or under Section 403(a) of the Code to the Plan; provided, however, that:

(a)	the Employee was not an owner-employee under such plan within the meaning of Section 401(c)(1) of the Code;

(b)	the transfer is made to the Plan no later than the sixtieth (60th) calendar day after distribution was made to that Employee from such plan;

(c)
the distribution from such plan constituted that Employee's entire interest in such plan and was distributed within one (1) taxable year to that Employee as a qualifying lump-sum distribution within the meaning of Section 402(e)(4)(A) of the Code;

(d)	the amount transferred to the Plan does not include any nondeductible amounts contributed by that Employee to such plan;

(e)	the transfer is made in cash to the Trustee; and

(f)
if the assets are transferred directly by the Trustee from such other qualified plan to the Trustee, the Employee is required to provide the Plan Administrator documentation establishing that such other plan does not permit distribution in any form other than a single lump sum payment or installments unless the transfer would be deemed to be a rollover under the Code.

Such a transfer (rollover) may also be made through an Individual Retirement Account qualified under Section 408 of the Code where that Individual Retirement Account was used as conduit from the prior plan, the transfer is made in accordance with the rules provided at Subsections (a) through (f) above and the transfer does not include any personal contributions or earnings thereon which that Employee may have made to that Individual Retirement Account.  Any monies rolled over shall be credited to the Participant's Rollover Contribution Account and shall be fully vested and non-forfeitable at all times.  The Plan will accept a direct rollover of an eligible rollover distribution from (i) an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, and (ii) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

5.12
Rehire after Military Service.  Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") [as codified at Chapter 43, Title 38, of the United States Code], Code Section 414(u), and, effective January 1, 2007, Code Section 401(a)(37), as amended from time to time.

(a)
For purposes of this Section, "qualified military service" means any service in the uniformed services as defined in USERRA by any individual if such individual is entitled to reemployment rights under USERRA with respect to such service.

(b)
A Participant, whose employment is interrupted by qualified military service or who is on a leave of absence for qualified military service who timely resumes employment with the Participating Companies in accordance with USERRA, may elect to make up Compensation Redirection Amounts contributed to his Compensation Redirection Account to the Plan in accordance with Code Section 414(u) reduced by Compensation Redirection Amounts contributed to his Compensation Redirection Account, if any, actually made for the Participant during the period of such interruption or leave.  Except to the extent otherwise provided under Code Section 414(u), this right applies for five (5) years following such resumption of employment (or, if shorter, for a period equal to three (3) times the period of the interruption or leave). Such contribution by the Participant may only be made during such period and while the Participant is employed by the Participating Companies.

(c)
If such Participant elects to make such make-up contributions, then the Participating Companies shall make-up the related Participating Companies Matched Contributions which would have been required had such contributions actually been made during the period of qualified military service.  The make-up Participating Companies Matched Contributions by the Participating Companies shall be made as soon as practicable after the Participant makes such make-up contributions.

(d)
If the Participant timely resumes employment in accordance with USERRA after a qualified military leave, the Participating Companies shall make any contributions to such Participant's Company Non-Matching Contributions Account that would have been made if the Participant had remained employed during the Participant's qualified military service.  Such contributions must be made no later than ninety (90) days after the date of such reemployment or, if later, when contributions are normally due for the year in which the qualified military service was performed.

(e)
In determining the amount of any such Participant make-up contribution to his Compensation Redirection Account or Participating Companies contribution to such Participant's Company Matching Contributions Account and Non-Matching Contributions Account, a Participant shall be treated as receiving Compensation from the Participating Companies during such period of qualified military service equal to (i) the Compensation the Participant would have received during such period if the Participant were not in qualified military service, determined based on the rate of pay the Participant would have received from the Participating Companies but for the absence during the period of qualified military service, or (ii) if the Compensation the Participant would have received during such period is not reasonably certain, the Participant's average Compensation from the Participating Companies during the twelve (12) month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

(f)
To the extent provided under Code Section 401(a)(37), in the case of a Participant whose employment is interrupted by qualified military service and who dies while performing qualified military service, the survivor of such Participant shall be entitled to any additional benefit (other than benefit accruals) provided under the Plan as if the Participant timely resumed employment in accordance with USERRA and then, on the next day, terminated employment on account of death.

(g)
A Participant whose employment is interrupted by qualified military service or who is on a leave of absence for qualified military service and who receives a differential wage payment within the meaning of Code Section 414(u)(12)(D) from the Participating Companies, shall be treated as a Participant who is eligible to make contributions to his Compensation Redirection Account and the differential wage payment shall be treated as Compensation and Section 415 Compensation.  This provision shall be applied to all similarly situated individuals in a reasonably equivalent manner.  However, such individual shall be treated as having a severance from employment during any period the individual is performing qualified military service for purposes of electing to take a distribution from the Plan.  An individual who elects to take a distribution on account of qualified military service may not make a contribution to his Compensation Redirection Account during the six (6) month period beginning on the date of the distribution.

5.13	Death or Disability While Performing Military Service.

(a)
Treatment of Reemployment.  Effective on or after January 1, 2009, an individual who becomes Totally Disabled or dies while performing qualified military service (as defined in Section 414(u)(5) of the Code) shall be treated as if he or she timely resumed employment in accordance with his or her reemployment rights under USERRA on the day preceding such Total Disability or death and terminated employment with the Participating Companies on the actual date of Total Disability or death.  In the case of such treatment, any full or partial compliance with respect to benefit accrual requirements under Code Section 414(u)(8) with respect to such individual shall be treated for purposes of Code Section 414(u)(1) as if such compliance was required under USERRA.  Such treatment shall apply to all individuals performing qualified military service with respect to the Participating Companies.

(b)
Company Matching Contribution.  The amount of the Company Matching Contribution for an individual described in subsection (a) shall be based on the such individual's average Compensation Redirection Amounts for the lesser of the 12-month period of service with the Participating Companies immediately prior to such qualified military service or the actual length of continuous service with the Participating Companies.

(c)
Company Non-Matching Contribution.  In determining the amount of the Company Non-Matching Contribution for an individual described in subsection (a), such individual shall be treated as receiving Compensation from the Participating Companies during the period of such individual's qualified military service equal to:

(i)
the Compensation the individual would have received during such period if the individual were not in qualified military service, determined based on the rate of pay the individual would have received from the Participating Companies but for the absence during the period of qualified military service; or

(ii)
if the Compensation the individual would have received during such period is not reasonably certain, the individual's average Compensation from the Participating Companies during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

ARTICLE VI
INVESTMENT OF CONTRIBUTIONS

6.1	Investment of Contributions.

(a)
Each Participant, at the date he initially elects to become a Participant in the Plan, shall direct in accordance with procedures adopted by the Plan Administrator that the amount of Company contributions made on his behalf under Sections 5.1, 5.2 and 5.3 and the amounts credited to his Rollover Contribution Account in accordance with Section 5.11, if any, be invested among the Funds, made available under the Plan in five percent (5%) increments (effective January 1, 2010, in increments as designated by the Plan Administrator).

(b)	Investment in the default fund.

(i)
In the absence of an investment direction by a Participant or alternate payee pursuant to this Section for such Participant's Participant Account, then such Participant Account shall be invested in the default fund designated by the Plan Administrator, or its designee, and communicated to Participants until such time as the Participant directs the Plan Administrator regarding the investment of his Accounts.

(ii)
If a Participant was automatically enrolled in the Plan with a deemed 3% Automatic Compensation Redirection Contribution and does not direct the investment of the Company contributions made on his behalf, then such 3% Automatic Compensation Redirection Contribution shall be invested in the default fund designated by the Plan Administrator, or its designee, and communicated to Participants until such time as the Participant directs the Plan Administrator regarding the investment of his Accounts.

(iii)
If at the date on which a Participant is credited with the Company contributions under Section 5.3 the Participant does not have an investment election in effect, such Company contributions shall be initially invested in the default fund designated by the Plan Administrator, or its designee, and communicated to Participants until such time as such Participant directs the Plan Administrator regarding the investment of his Participant Accounts.

(c)
Any amounts transferred from the ESOP and ESOP I in accordance with Section 5.10 were automatically invested in the Company Stock Fund.  It is intended that this Article VI shall permit a Participant to direct the investment of his Participant Account into and out of the Company Stock Fund as of any trading day, without regard to such Participant's Years of Service or Period of Service, so as to satisfy the requirements of Section 401(a)(35) of the Code.

6.2
Change in Investment Election.  Any investment election given by a Participant shall continue in effect until changed by such Participant.  A Participant, in accordance with procedures established by the Plan Administrator, may change his current investment election as to future contributions within the limits of Section 6.1.  Such a change in investment election shall be effective as soon as practicable after the change election is made.

6.3
Change of Investment of Prior Contributions.  Subject to Section 6.1, a Participant may change, in accordance with procedures established by the Plan Administrator, his investment election as to amounts previously contributed to his Participant Account in five percent (5%) increments (effective January 1, 2010, in increments as designated by the Plan Administrator) or in specified dollar amounts.  All such changes shall be effected as soon as practicable after the request is made.

6.4
Special Rules for ESOP Subaccounts and ESOP Dividend Subaccounts.  Amounts held in each Participant's ESOP Subaccount (as defined in Section 19.9) and ESOP Dividend Subaccount (as defined in Section 19.9) shall be invested primarily in the Company Stock Fund accordance with Article XIX; provided, however, that the Plan Administrator may direct the Trustee to invest the portion of a Participant's ESOP Dividend Subaccount in any Fund pending distribution of that portion of the ESOP Dividend Subaccount in cash to the Participant pursuant to that Participant's election under Section 19.2(a).

6.5
Company Stock Fund.  Notwithstanding anything contained in this Article VI, effective April 6, 2009, Participants shall not be permitted to invest more than ten percent (10%) of their future contributions to their Participant Accounts in the Company Stock Fund.  Furthermore, in the event a Participant's investment in the Company Stock Fund exceeds ten percent (10%) of the total amount of his Participant Accounts, such Participant may not allocate any additional amounts in his Participant Accounts to the Company Stock Fund until such time as the Company Stock Fund constitutes less than ten percent (10%) of the total amount in his Participant Accounts.  Effective as of January 1, 2007, it is intended that this Article VI shall permit a Participant to direct the investment of his Participant Account into and out of the Company Stock Fund as of any trading day, without regard to such Participant's Years of Service or Period of Service, so as to satisfy the requirements of Section 401(a)(35) of the Code.

ARTICLE VII
PARTICIPANT ACCOUNTS

7.1
Maintenance of Participant Accounts.  The Plan Administrator shall maintain, or cause to be maintained, a Compensation Redirection Account, a Company Matching Contributions Account, a Company Non-Matching Contributions Account and, if applicable, a Rollover Contribution Account for each Participant.  Each such Account shall be maintained so as to reflect the investments in each of the investment Funds maintained pursuant to this Plan.

7.2
Valuation of Participant Accounts.  As of each Valuation Date the Plan Administrator or its designate shall, by uniform methods, adjust, or cause to be adjusted, the Participant Accounts of each Participant or former Participant with a Participant Account balance as of such Valuation Date to reflect contributions, withdrawals, distributions, income earned, expenses incurred by the Plan not directly paid by the Participating Companies and any increase or decrease in the fair market value of Trust Fund assets since the last Valuation Date.  Any income or losses with respect to each Fund shall be allocated proportionately among all Participant Accounts invested in such Fund in accordance with the value of such Participant Accounts attributable to such Fund's investments at the last

Valuation Date; provided, however, that for purposes of allocating income or losses in a calendar year quarter, the value of the Participant Accounts as of the preceding calendar year quarter shall be adjusted by the Plan Administrator or its designate, by uniform and non-discriminatory methods, to account for contributions to and distributions from the Participant Accounts during such quarter.  Notwithstanding the above, dividends (whether paid in cash or property) and distributions of shares pursuant to stock splits, stock dividends or recapitalizations made with respect to shares of Vectren Corporation common stock held in Company Stock Fund shall be credited to the Participant Accounts in which the shares on which the dividends or distributions were made are held, and any income earned in Company Stock Fund with respect to uninvested cash held in Company Stock Fund shall be allocated among all Participant Accounts invested in Company Stock Fund in accordance with the amount of uninvested cash in such Participant Accounts credited to Company Stock Fund at the last Valuation Date.  Each Participant shall be provided a statement as soon as practicable following each Valuation Date reflecting any contributions, withdrawals, distributions, income earned and increase or decrease in the value of his Participant Accounts since the last preceding Valuation Date.

7.3
Nature of Participant's Interest in Trust Fund.  The maintenance of Participant Accounts is for accounting purposes only, and a segregation of Plan assets shall not be required.  The rights of the Participants under the Plan are the rights to the benefits provided in the Plan, and the fact of maintenance of individual Participant Accounts shall not vest any right, title or interest in the assets of the Plan, in and of itself.

ARTICLE VIII
WITHDRAWALS

8.1
Right to In-Service Withdrawals.  Subject to the limitations imposed by Section 8.2 and by this Section, a Participant employed by the Group may request an in-service withdrawal of his vested interest in his Participant Accounts, by following the procedures established by the Plan Administrator.  The in-service withdrawal shall be effected as soon as practicable after the request is made.  All payments shall be made based on the valuation of his Participant Accounts as of the Valuation Date coinciding with or immediately preceding the withdrawal date.  Except for withdrawals pursuant to Sections 8.2 and 8.4, a Participant may elect to withdraw assets from his Participant Accounts only once in any twelve (12) month period.  Except for withdrawals pursuant to Sections 8.2 and 8.4, any withdrawal shall be for at least two hundred fifty dollars ($250).  Except as provided below, withdrawals prior to January 1, 2010 shall be charged against the Participant Accounts in accordance with the following order of priority:

(a)	Compensation Redirection Account; and

(b)	Rollover Contribution Account; and

(c)	Company Non-Matching Contributions Account, if vested under Article IX; and

(d)	Company Matching Contributions Account, if vested under Article IX.

Effective January 1, 2010, withdrawals shall be charged against the Participant Accounts pro rata.

Withdrawals by a Participant shall be charged against the investment funds in which his applicable Participant Account is invested pro rata.

Notwithstanding anything contained herein to the contrary, earnings accrued after December 31, 1988 attributable to a Participant's Compensation Redirection Account may not be withdrawn.

8.2
Hardship Withdrawals.  Hardship withdrawals shall be permitted only if the distribution both is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.  The determinations of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made by the Plan Administrator or its designate in accordance with the deemed hardship standards under Treasury Regulations Sections 1.401(k)-1(d)(3)(iii)(B) and 1.401(k)-1(d)(3)(iv)(E) and the limitations imposed by this Section.  A distribution shall be deemed to be made on account of an immediate and heavy financial need only if the Appropriate Form submitted by the Participant demonstrates to the satisfaction of the Plan Administrator or its designate that the distribution is needed on account of:

(a)
uninsured medical expenses as described in Section 213(d) of the Code incurred by the Participant, the Spouse of the Participant, any dependents of the Participant as defined in Section 152 of the Code (determined without regard to subsections (b)(1), (b)(2), or (d)(1)(B)) or the Participant's Primary Beneficiary under the Plan.

(b)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)
payment of tuition for the twelve (12) month period immediately following the date the withdrawal is to be made; provided, however, that such tuition shall be restricted to post-secondary education for the Participant, the Spouse of the Participant, any dependents of the Participant as defined in Section 152 of the Code (determined without regard to subsections (b)(1), (b)(2), or (d)(1)(B)) or the Primary Beneficiary of the Participant;

(d)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

(e)
payment for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Section 152 of the Code without regard to Section 152(d)(1)(B)) or the Primary Beneficiary of the Participant; or

(f)
expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need only if the Appropriate Form as submitted by the Participant demonstrates to the satisfaction of the Plan Administrator or its designate that all of the following requirements are satisfied:

(g)
the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant; provided, however, that for purposes of determining the amount needed to meet the hardship, the Plan Administrator may take into account the expected tax consequences of the distribution;

(h)
the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all tax qualified retirement plans maintained by the Group, and has in effect an election to receive cash payment of Dividends (as defined in Section 19.9) in accordance with Section 19.2; and

(i)
the Plan and all other tax qualified retirement plans maintained by the Group provide that the Participant's Compensation Redirection Amounts and all Participant contributions will be suspended for at least twelve (12) consecutive months (six (6) consecutive months in the case of withdrawals made on or after December 1, 2009) following the date of payment under Section 8.5.

8.3
Age 59½ Withdrawal.  Notwithstanding the above, a Participant who is still employed by the Group, who has completed five (5) or more Years of Service with the Group and who has attained at least age fifty-nine and one-half (59½) may once in any twelve (12) month period elect a partial or complete withdrawal, without penalty or suspension, from his Participant Accounts.

8.4
Withdrawal of Automatic Enrollment Contributions.  Effective for any Participant who first makes a 3% Automatic Compensation Redirection Contribution to the Plan on or after January 1, 2010 and notwithstanding any provision of this Section or the Plan to the contrary and to the extent permitted under Code Section 414(w) and the guidance issued thereunder, a Participant on whose behalf the Company has made contributions of a Participant's Compensation Redirection Amount due to such Participant's deemed election of a 3% Automatic Compensation Redirection Contribution under Section 4.1 (to the extent such contributions are made under an "eligible automatic contribution arrangement" within the meaning of Code Section 414(w) and the guidance issued thereunder) may elect, by making an election with the Plan Administrator (or its designee) within ninety (90) days after the first date on which such 3% Automatic Compensation Redirection Contribution would have otherwise been included in the Participant's income had the deemed election under Section 4.1 not been made, to withdraw such contributions made through the effective date of the election made pursuant to this Section (described below), as adjusted for applicable earnings and losses through the date of the withdrawal.  The effective date of the election made pursuant to this Section is the earlier of (i) the pay date for the second payroll period that begins after the date on which the Participant files an election for a withdrawal under this Section with the Plan Administrator, and (ii) the first pay date that occurs after 30 days after the date on which the Participant files an election for a withdrawal under this Section with the Plan Administrator.  In the case of any withdrawal made under this Section, Company Matching Contributions with respect to the amount withdrawn (adjusted for allocable gains and losses) shall be forfeited pursuant to Section 9.4.

8.5
Form of Payment.  All withdrawals pursuant to this Article shall be paid in cash in a lump sum; provided, however, that a Participant may, by giving prior written notice to the Plan Administrator on the Appropriate Form and within such time limit as the Plan Administrator shall prescribe, elect to have that portion of his withdrawal which is charged against Company Stock Fund paid in shares of Vectren Corporation common stock, with the value of any fractional shares and any uninvested funds held in his name in Company Stock Fund paid in cash.

ARTICLE IX
DISTRIBUTIONS

9.1	Benefits on Retirement, Vested Resignation, Vested Discharge or Total Disability. If a Participant's Termination Date occurs for any reason other than his death:

(a)	on or after his attainment of Normal Retirement Age; or

(b)	on or after his completion of at least a five (5) year Period of Service or at least five (5) Years of Service, as applicable; provided, however, that for purposes of this Section, any Participant:

(i)	employed by Indiana Energy or any of its subsidiaries on July 1, 1998, or

(ii)	in the Bargaining Savings Plan employed by the Participating Companies on January 1, 1989, or

(iii)	who is entitled to special benefits under Section 4.11 of the Pension Plan for Salaried Employees of Southern Indiana Gas and Electric Company, or

(iv)	effective on and after January 1, 2001, whose employment was terminated involuntarily under Project Springboard implemented by the Participating Companies, or

(v)	employed by Vectren Communications Services, Inc. whose employment was terminated by the Company on March 15, 2002, or

(vi)	who was employed by Vectren Communications Services, Inc. on June 30, 2004

shall be deemed to have completed at least a five (5) year Period of Service, regardless of the actual Period of Service completed by such Participant; or

(c)	by reason of his incurring a Total Disability,

the balances in his Participant Accounts shall become distributable at the time as provided in Section 9.8 to or for the benefit of such Participant in either of the following methods as elected by that Participant:

(d)	by payment in a single lump sum, or

(e)
by payment in a series of substantially equal annual, semi-annual, quarterly, or, effective August 1, 2009, monthly installments over a period not exceeding ten (10) years; provided, however, that the duration of such installments shall not exceed the life expectancy of that Participant or the joint life expectancy of such Participant and his designated Beneficiary; provided, further, that installment payments of less than two hundred fifty dollars ($250) shall not be permitted.  Effective August 1, 2009, a Participant who elects to receive any form of installment payments may subsequently elect to receive the remaining balance in his Participant Account in a single lump sum as soon as administratively feasible on or after the date of receipt of his election by the Plan Administrator.

For purposes of this Section, the balances held in a Participant's Participant Accounts as of his Termination Date shall be equal to his balances held in his Participant Accounts as of the later Valuation Date preceding the distribution date as of which the value may be determined.  If a Participant dies before receiving all of his benefits payable in accordance with this Section, any remaining portion of his Participant Accounts shall be paid as soon as practicable to or for the benefit of the Beneficiary designated by that Participant in accordance with Section 9.7 in such form as is selected by such Beneficiary and over a period which is permitted by Section 9.8.

9.2
Benefits on Death.  If a Participant's Termination Date occurs by reason of his death, the balances in his Participant Accounts as of the most recent Valuation Date preceding the distribution as of which the value maybe determined shall be distributed to the Beneficiary.

9.3	Vested and Non-Vested Benefits. If a Participant's Termination Date occurs for any reason other than his death:

(a)	before his completion of at least a five (5) year Period of Service or at least five (5) Years of Service, as applicable; provided, however, that for purposes of this Subsection:

(i)	any non-collective bargaining Participant in this Plan employed by Indiana Energy or any of its subsidiaries on July 1, 1988, or

(ii)	any participant in the Bargaining Savings Plan employed by the Participating Companies on January 1, 1989, or

(iii)	any Participant who is entitled to special benefits under Section 4.11 of the Pension Plan for Salaried Employees of Southern Indiana Gas and Electric Company, or

(iv)	effective on and after January 1, 2001 any Participant whose employment was terminated involuntarily under Project Springboard implemented by the Participating Companies, or

(v)	any Participant employed by Vectren Communications Services, Inc. whose employment is terminated by the Company on March 15, 2002, or

(vi)	any Participant who was employed by Vectren Communications Services, Inc. on June 30, 2004

shall be deemed to have completed at least a five (5) year Period of Service, regardless of the Period of Service completed by such Participant;

(b)	before his attainment of Normal Retirement Age; or

(c)	not by reason of his incurring a Total Disability,

the vested balance in his Company Matching Contributions Account and Company Non-Matching Contributions Account (as determined below) shall be applied as provided in Section 9.4, and the vested balances in his Participant Accounts as of the Valuation Date coincidental with or next following his Termination Date (after all adjustments then required under the Plan have been made) shall become distributable to or for his benefit or, in the event of his subsequent death, to or for the benefit of his Beneficiary pursuant to either of the methods set forth in Section 9.1 as selected by such Participant or, if applicable, his Beneficiary.

The vested balance of a Participant shall be determined in the following manner:

(i)
Compensation Redirection Account.  Each Participant's Compensation Redirection Account shall be immediately nonforfeitable within the meaning of Treasury Regulation Section 1.401(k)-1(c)(2), shall be disregarded for purposes of applying Code Section 411(a)(2) to other contributions or benefits, and shall remain nonforfeitable even if the Participant makes no additional contributions to his Compensation Redirection Account under this Plan or elective deferrals under any other cash or deferred arrangement.  An amount shall be immediately nonforfeitable within the meaning of Treasury Regulation Section 1.401(k)-1(c)(2) if it is immediately nonforfeitable within the meaning of Section 411 of the Code and would be nonforfeitable under the Plan regardless of the age and service of the Participant or whether the Participant is employed on a specific date.  A Compensation Redirection Amount that is subject to forfeiture or suspension permitted by Section 41l(a)(3) of the Code does not satisfy the requirements of Treasury Regulation Section 1.401(k)-1(c).

(ii)
Non-Union Participants.  The vested balance of a Participant whose terms of employment are not covered by a collective bargaining agreement entered into by a Participating Company and a Union in his Company Matching Contributions Account and his Company Non-Matching Contributions Account shall be based on his Period of Service and determined in accordance with the following schedules:

Company Matching Contributions Account
Completed Period of Service	Vested Percentage of a Non-Union Participant's Company Matching Contributions Account
Less than One (1)	Zero Percent (0%)
One (1)	Twenty Percent (20%)
Two (2)	Forty Percent (40%)
Three (3)	Sixty Percent (60%)
Four (4)	Eighty Percent (80%)
Five (5) or More	One Hundred Percent (100%)

Company Non-Matching Contributions Account
Completed Period of Service	Vested Percentage of a Participant's Company Non-Matching Contributions Account
Less than Five (5)	Zero Percent (0%)
Five (5) or More	One Hundred Percent (100%)

provided, however, that with respect to a Participant whose terms of employment are not covered by a collective bargaining agreement entered into by a Participating Company and a Union and who has at least one (1) Hour of Service on or after January 1, 2007, the vested percentage of the Participant's Company Non-Matching Contributions Account shall be determined in accordance with the following schedule:

Company Non-Matching Contributions Account
Completed Period of Service	Vested Percentage of a Participant's Company Non-Matching Contributions Account
Less than One (1)	Zero Percent (0%)
One (1)	Twenty Percent (20%)
Two (2)	Forty Percent (40%)
Three (3)	Sixty Percent (60%)
Four (4)	Eighty Percent (80%)
Five (5) or More	One Hundred Percent (100%)

(iii)
Indiana Gas Company Union Participants.  The vested balance of a Participant whose terms of employment are covered by a collective bargaining agreement entered into by a Participating Company and the International Brotherhood of Electrical Workers, Local 1393, United Steelworkers of America AFL-CIO-CLC, Locals 7441 and 12213 and the Utility Workers Union of America, Local 175 shall be based upon his Years of Service and determined in accordance with the following schedule:

Completed Years of Service	Vested Percentage of a Participant's Company Non-Matching Contributions Account and Company Matching Contributions Account
Less than Five (5)	Zero Percent (0%)
Five (5) or More	One Hundred Percent (100%)

provided, however, that for Company Matching Contributions made on and after January 1, 1999 and for Company Non-Matching Contributions effective on or after December 1, 2008, the vested percentage of the Participant's Company Matching Contributions Account and Company Non-Matching Contributions Account shall be determined in accordance with the following schedule:

Completed Years of Service	Vested Percentage of a Participant's Company Non-Matching Contributions Account and Company Matching Contributions Account
Less than One (1)	Zero Percent (0%)
One (1)	Twenty Percent (20%)
Two (2)	Forty Percent (40%)
Three (3)	Sixty Percent (60%)
Four (4)	Eighty Percent (80%)
Five (5) or More	One Hundred Percent (100%)

(iv)	SIGCORP Union Participants.

(A)
Effective on or after September 24, 2009, the vested balance of the Company Non-Matching Contributions Account of a Participant whose terms of employment are covered by a collective bargaining agreement entered into by a Participating Company and the Teamsters, Chauffeurs, Warehousemen, and Helpers, Local No. 135 for Company Non-Matching Contributions shall be based upon his Years of Service and determined in accordance with the following schedule:

Completed Years of Service	Vested Percentage of a Participant's Company Non-Matching Contributions Account
Less than One (1)	Zero Percent (0%)
One (1)	Twenty Percent (20%)
Two (2)	Forty Percent (40%)
Three (3)	Sixty Percent (60%)
Four(4)	Eighty Percent (80%)
Five (5) or More	One Hundred Percent (100%)

(B)
The vested balance of the Company Matching Contributions Account of a Participant whose terms of employment are covered by a collective bargaining agreement entered into by a Participating Company and the Teamsters, Chauffeurs, Warehousemen, and Helpers, Local No. 135 and the International Brotherhood of Electrical Workers, Local 702 for Company Matching Contributions shall be based upon his Years of Service and determined in accordance with the following schedule:

Completed Years of Service	Vested Percentage of a Participant's Company Matching Contributions Account
Less than One (1)	Zero Percent (0%)
One (1)	Twenty Percent (20%)
Two (2)	Forty Percent (40%)
Three (3)	Sixty Percent (60%)
Four(4)	Eighty Percent (80%)
Five (5) or More	One Hundred Percent (100%)

(v)	Rollover Contribution Account. A Participant's Rollover Contribution Account shall be fully vested and nonforfeitable at all times.

9.4	Forfeiture Accounts and Forfeitures.

(a)
The portion of the Company Non-Matching and Matching Contributions Accounts of a Participant whose terms of employment are not covered by a collective bargaining agreement entered into by a Participating Company and a Union that is not distributable to him on account of the provisions of Section 9.3 shall be credited to a forfeiture account established and maintained by the Trustee in such Participant's name as of the Valuation Date coincidental with or next following his Termination Date.  If such Participant does not resume his employment with a member of the Group before incurring five (5) or more consecutive One Year Service Breaks or, if earlier, the date he receives a distribution of his vested Participant Account balances in accordance with Section 9.3, the balance in his forfeiture account shall be forfeited and shall then be allocated in accordance with the provisions of Section 9.5.  If such Participant returns to employment with a member of the Group before incurring five (5) or more consecutive One Year Service Breaks and repays to the Plan the amount, if any, of any distribution from the Plan upon his earlier termination of employment before the expiration of a five (5) year period beginning on his reemployment date or, if earlier, the date he completes five (5) consecutive One Year Service Breaks, the balance in his forfeiture account as of the next following Valuation Date (after all adjustments then required under the Plan have been made) shall be returned to his Company Matching Contributions Account and Company Non-Matching Contributions Account, whichever is applicable, and shall be distributable upon his next Termination Date to or for his benefit or, in the event of his death, to or for the benefit of his Beneficiary in accordance with the provisions of this Article.  If a Participant returns to employment with a member of the Group after the allocation of his forfeiture account but before completing five (5) or more consecutive One Year Service Breaks, the amount which was forfeited by reason of this Section shall be reinstated as the beginning balances of his Company Matching Contributions Account and Company Non-Matching Contributions Account as of his date of re-employment and shall be distributable upon his next Termination Date to or for his benefit or, in the event of his death, to or for the benefit of his Beneficiary in accordance with the provisions of this Article.  Any amount required to be reinstated by reason of the preceding sentence shall be paid by the Companies.

(b)
The provisions of this Section 9.4 shall apply to Participants whose terms of employment are covered by a collective bargaining agreement between a Participating Company and a Union by substituting the term "one (1) year Breaks in Service" for the term "One Year Service Breaks."

(c)	Deemed Cashouts. A Participant whose vested interest in his Participant Account is zero (0) any time after his Termination Date occurs shall be deemed to have received a distribution of such amount.

(d)
Forfeitures Due to Withdrawal of Automatic Enrollment Contributions.  With respect to any Participant who elects to withdraw a 3% Automatic Compensation Redirection Contribution pursuant to Section 8.4 of the Plan on or after December 1, 2009, the portion of the Company Matching Contributions Account of a Participant that is forfeited pursuant to Section 8.4 shall be credited to a forfeiture account established and maintained by the Trustee as of the Valuation Date coincidental with or next following the date of a withdrawal under Section 8.4.  Such forfeiture shall be allocated in accordance with the provisions of Section 9.5.

9.5
Application of Forfeitures.  The balance in the Company Matching and Non-Matching Contributions Accounts which is forfeited by a Participant in accordance with Sections 8.4 and 9.4 shall be applied in the Plan Year of forfeiture and in succeeding Plan Years to reduce the amount of contributions, if any, required by the Companies under Section 9.4 and the amount of the Company contributions, if any, required of the Participating Companies under Section 5.2 and Section 5.3, until exhausted.

9.6
Form of Payment.  Distributions made in accordance with this Article shall be made in cash; provided, however, that if a Participant or, if applicable, his Beneficiary elects to receive his benefits in a single lump sum payment, the distribution of the portion, if any, of a Participant's Participant Accounts held in the Company Stock Fund shall be made in whole shares of Vectren Corporation common stock with fractional shares and any uninvested funds held in his name in the Company Stock Fund paid in cash unless such Participant or, if applicable, his Beneficiary elects otherwise.

9.7
Designation of Beneficiary.  Each Participant, by signing an Appropriate Form furnished by the Plan Administrator, may designate any legal or natural person or persons (who may be designated contingently or successively) as his Beneficiary to whom his vested benefits are to be paid if he dies before he receives all of his vested benefits.  A Beneficiary designation form shall be effective only when the signed form is filed with the Plan Administrator while the Participant is still alive and shall cancel any Beneficiary designation forms signed earlier.  If a Participant fails to designate a Beneficiary or if a deceased Participant's Beneficiary dies before complete payment of such Participant's vested benefits, the Plan Administrator, in its sole discretion, shall direct the Trustee to pay such deceased Participant's benefits to his Spouse, if then living; if not living, to such deceased Participant's surviving children, in equal shares; and if no surviving children, to such deceased Participant's estate.  Notwithstanding anything else contained in this Section to the contrary, the Beneficiary of a married Participant shall be his Spouse unless his Spouse consents to the naming of another Beneficiary in a writing witnessed by a representative of the Plan Administrator or by a Notary Public.

9.8
Payment of Benefits.  The payment of benefits under this Article shall commence as soon as practicable after the Participant's Termination Date; provided, however, that if the aggregate value of a Participant's Participant Accounts at the first date on which the Accounts may be distributed is greater than five thousand dollars ($5,000), payment of benefits to a Participant shall not commence before his Normal Retirement Age without his written consent.  If the aggregate value of a Participant's Participant Accounts is equal to or less than five thousand dollars ($5,000), payment shall be made in a single lump sum payment; provided, however, that unless the Participant affirmatively elects a (i) lump sum distribution or (ii) a direct rollover into an eligible retirement plan, the Participant's Participant Accounts shall be distributed by direct rollover into an individual retirement plan designated by the Plan Administrator in accordance with Section 401(a)(31)(B) of the Code; provided, further, that if the aggregate value of a Participant's Participant Accounts is equal to or less than one thousand dollars ($1,000), payment shall automatically be made in a single lump sum payment.  For purposes of determining whether a Participant's Participant Accounts are immediately distributable, the portion of the Participant's Participant Accounts attributable to his Rollover Contribution Account, if any, shall be disregarded.  If a Participant dies before his benefit commencement date but after his Termination Date, payment of benefits shall be made in accordance with this Section as if such deceased Participant's date of death was his Termination Date.  Notwithstanding anything else contained in this Section to the contrary, payment of benefits to which a Participant or, if deceased, his Beneficiary is entitled hereunder shall commence not later than the sixtieth (60th) calendar day after the last calendar day of the Plan Year in which:

(a)	such Participant attains the Normal Retirement Age,

(b)	occurs the tenth (10th) anniversary of the Plan Year in which such Participant commenced his participation in the Plan, or

(c)	occurs such Participant's Termination Date with the Group.

whichever is last to occur; provided, however, that except as otherwise provided in Section 9.10, the payment of benefits to a Participant shall commence no later than April 1 of the calendar year immediately following such Participant's taxable year in which occurs such Participant's Termination Date or in which such Participant attains age seventy and one-half (70-1/2), whichever is last to occur; provided, further, that in the case of a five percent (5%) owner of a Participating Company (within the meaning of Section 416 of the Code) or a Participant who reaches age seventy and one-half (70-1/2) before January 1, 1999, distribution shall be required to commence no later than the April 1 immediately following the Participant's taxable year in which the Participant reaches age seventy and one-half (70-1/2).  Notwithstanding anything contained in this Plan to the contrary, if a qualified domestic relations order (as described in Section 14.7) provides for the payment of all or a portion of a Participant's Participant Accounts immediately or any other time prior to the Participant's termination of employment with the Group, the Plan Administrator shall follow the terms of the order to the extent permitted by the Code or ERISA.

9.9	Death Distribution Provisions. The following distribution provisions shall take effect upon the death of a Participant:

(a)
If such Participant dies after distribution of his vested benefits has commenced, the remaining portion of such vested benefits shall continue to be distributed at least as rapidly as under the method of distribution being used before such Participant's death.

(b)
If such Participant dies before distribution of his vested benefits commences, such Participant's vested benefits shall be distributed no later than five (5) years after such Participant's death except to the extent that an election is made to receive distributions in accordance with Subparagraphs (i) or (ii) below:

(i)
effective for distributions commencing prior to January 1, 2010, if any portion of such Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over a period not exceeding ten (10) years; provided, however, that the duration of such installments shall not exceed the life or life expectancy of that designated Beneficiary;

(ii)
if the designated Beneficiary is such Participant's surviving Spouse, the date distributions are required to begin in accordance with Subsection (b) above shall not be earlier than the date on which such Participant would have attained age seventy and one-half (70-1/2) and, if that Spouse dies before payments begin, subsequent distributions shall be made as if that Spouse had been such Participant.

(c)
For purposes of Subsection (b) above, payments shall be calculated by use of the return multiples specified in Section 1.72-9 of the Treasury Regulations.  Life expectancy of a surviving Spouse may be recalculated annually; provided, however, that in the case of any other designated Beneficiary, life expectancy shall not be recalculated.

(d)
For purposes of Subsections (a), (b) and (c) above, any amount paid to a child of such Participant shall be treated as if it had been paid to such Participant's surviving Spouse if the amount becomes payable to such surviving Spouse when that child reaches the age of majority in the State of Indiana.

9.10
Minimum Distribution Amount.  If the method of distribution of a Participant's benefits is in a form other than a lump sum payment, then the amount to be distributed to such Participant or to his Beneficiary shall be no less than the amount equal to the quotient obtained by dividing such Participant's entire interest by the life expectancy of such Participant or the joint and last survivor expectancy of such Participant and his designated Beneficiary; provided, however, that at least fifty percent (50%) of the present value of the amount available for distribution shall be paid within the life expectancy of such Participant.  Life expectancy and joint and last survivor expectancy shall be computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations.  For purposes of this computation, a Participant's or his Spouse's life expectancy may be recalculated no more frequently than annually, but the life expectancy of a nonspouse Beneficiary shall not be recalculated.  Notwithstanding anything contained herein to the contrary, Plan distributions shall be made in accordance and consistent with the requirements of Article XVIII of this Plan and Section 401(a)(9) of the Code and the Treasury Regulations thereunder, including the minimum distribution incidental death benefit requirements of Treasury Regulation §1.401(a)(9)-2, which requirements are incorporated herein by reference.

9.11
Incapacity.  If any person who is entitled to receive any benefits hereunder is, in the judgment of the Plan Administrator, legally, physically or mentally incapable of personally receiving and acknowledging any distribution, the Plan Administrator shall instruct the Trustee to make distribution to such other person or persons or to such institution or institutions as in the judgment of the Plan Administrator shall then be maintaining or have custody over such distributee.

9.12
Identity of Payee.  Except as otherwise provided by ERISA, the determination of the Plan Administrator as to the identity of the proper payee for any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall, to the extent thereof, constitute a complete discharge of all obligations under the Plan.

9.13
Direct Transfers.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  A distributee shall have at least thirty (30) calendar days to make a rollover decision; provided, however, that the distributee may waive all or part of the thirty (30) day election period.  For purposes of this Section, the following terms shall have the meanings set forth below:

(a)
Eligible rollover distribution:  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (3) hardship withdrawal made under Article VIII to a Participant who has not reached age fifty-nine and one-half (59-1/2), and (4) the portion of any distribution that is not includible in gross income.

(b)
Eligible retirement plan:  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a Roth individual retirement account described in Section 408A of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)
Distributee:  A distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

(d)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

The Plan shall permit, as provided under Code Section 402(c)(11), an eligible rollover distribution of all or any portion of the balance to the credit of the distributee representing the account balance of a deceased Participant to an Individual Retirement Account or Individual Retirement Annuity ("IRA") of an non-Spouse Beneficiary who is a designated Beneficiary of the Participant within the meaning of Code Section 401(a)(9)(E), provided that the distributed amount satisfies all the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant's Spouse.  The direct rollover must be made to an IRA established on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

ARTICLE X
ADOPTION AND WITHDRAWAL BY PARTICIPATING COMPANIES

10.1
Adoption by Participating Companies.  Any entity which, together with Vectren Corporation, constitutes a member of a controlled group of corporations within the meaning of Section 414(b) of the Code may, with the approval of the Chief Executive Officer or the President of Vectren Corporation, adopt the Plan and Trust Agreement and participate as a Participating Company in the Plan by the execution of an agreement of adoption of the Plan and Trust Agreement which shall specify the effective date of that party's participation.  A listing of the Participating Companies who have adopted the Plan is shown in Exhibit A.

10.2
Withdrawal by Participating Company.  Any Participating Company in the Plan may, by resolution of its Board of Directors or other governing body, withdraw from participation as a Participating Company in the Plan.  Any entity that ceases to be a member of the Group shall automatically cease to be a Participating Company in the Plan effective as of the date it is no longer a member of the Group with Vectren Corporation.

ARTICLE XI
CLAIMS

11.1
Procedure.  In order to provide for the payment of any benefits to which a Participant or other person may be entitled under the Plan, the Plan Administrator shall be given timely notice of that Participant's retirement, Total Disability, termination or death and of any other event upon which occurrence benefits may be payable under the Plan.

(a)	A written request for a Plan benefit made by a Participant, beneficiary or any other person is a claim; the person making such claim is a Claimant.

(b)
Each claim shall be filed with the Plan Administrator which shall, within ninety (90) calendar days after its receipt thereof (forty-five (45) calendar days in the case of a claim based on Total Disability) ("Claim Period"), either accept it or deny it (wholly or partially) and within that time notify the Claimant in writing of such acceptance or denial.  The Claim Period may be extended for another ninety (90) calendar day period (thirty (30) calendar days in the case of a claim based on Total Disability) if it is found that special circumstances require an extension of time for processing.  In the case of a claim based on Total Disability, the Claim Period may be extended for an additional thirty (30) calendar day period if it is found that special circumstances require a further extension of time for processing.  In case of any extension of the Claim Period, before the expiration of the Claim Period, the Claimant shall be informed in writing of the reasons for such extension and the date on which a final decision is expected.  In addition, with respect to the extension of the Claim Period for a claim involving Total Disability, the Claimant shall also be informed in writing of the standards for payment, the unresolved issues that prevent a decision, and the information needed to resolve those issues.  The Claimant will have forty-five (45) days to provide any specified information to the Plan Administrator.

(c)	If a claim is wholly or partially denied, a Claimant shall be furnished with a written notice setting forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for denial;

(ii)	specific reference(s) to pertinent Plan provision(s) on which any denial is based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, if any, and an explanation of why such material or information is necessary;

(iv)	an explanation of the Plan's claim review procedures; and

(v)
in the case of the denial of a claim based on Total Disability, the specific internal rule, guideline, protocol, or other similar criterion, if any, relied upon in making the denial, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon, with a copy free of charge upon request.

(d)
If a Claimant does not receive written notification of acceptance, denial or extension during the Claim Period or any extension thereof, he may request review as if his claim had been entirely denied as of the expiration date of such Claim Period or extension thereof.

(e)	Upon denial, a Claimant is entitled, either in person or by his duly authorized representative, to:

(i)
request a review of the claim by the Plan Administrator upon written application for review made to the Plan Administrator; in the case of a denial as to which written notice of denial has been given to the Claimant, any such request for review of the claim shall be made within sixty (60) calendar days after receipt by the Claimant of the written denial notice (one hundred eighty (180) calendar days in the case of denial relating to a claim based on Total Disability);

(ii)	review pertinent documents relating to the denial; and

(iii)	submit issues and comments in writing.

(f)
The Plan Administrator shall make its decision with respect to a claim review promptly, but not later than sixty (60) calendar days after receipt of the written review request (forty-five (45) calendar days in the case of the review of a claim involving Total Disability).  Such sixty (60) calendar day period (or forty-five (45) calendar day period as the case may be) may be extended for another period of sixty (60) calendar days (forty-five (45) calendar days in the case of a claim involving Total Disability) if the Plan Administrator reviewing the claims finds that special circumstances require an extension of time for processing.  In such case, before the expiration of the initial sixty (60) calendar day period (or forty-five (45) day calendar period as the case may be), the Claimant shall be informed, in writing, of the reasons for such extension.  The final decision of the Plan Administrator shall be in writing, giving specific reasons for the decision and making specific references to the pertinent Plan provisions on which the final decision is based.

(g)	All claims procedures shall be governed by the regulations promulgated by the Secretary of Labor.

ARTICLE XII
ADMINISTRATION OF PLAN

12.1	Plan Administrator.

(a)
The Plan Administrator shall serve as administrator and named fiduciary of the Plan within the meaning of ERISA for and on behalf of the Participating Companies and of the Participants and their Beneficiaries.  The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan and is authorized to accept service of legal process.

(b)	Benefits under the Plan shall be paid if the Plan Administrator decides, in its sole discretion, that the Claimant is entitled to such benefits.

(c)
Any action by the Plan Administrator, which is not found to be an abuse of discretion, shall be final, conclusive, and binding on all individuals affected thereby.  The Plan Administrator may take any such action in such manner and to such extent as the Plan Administrator in its sole discretion may deem expedient, and the Plan Administrator shall be the sole and final judge of such expediency.

12.2
Delegation of Duties.  The Plan Administrator may also appoint or designate such agents as it may deem necessary for the effective exercise of its duties and may delegate to such agents any powers and duties, both ministerial and discretionary, as is permitted under ERISA and as the Plan Administrator may deem expedient or appropriate; provided, however, that the ultimate responsibilities for the administration of the Plan shall remain with the Plan Administrator.

12.3
Duties of Plan Administrator.  Other than the management of the Trust Fund, with which the Trustee shall be charged, the Plan Administrator shall have complete control of the administration of the Plan, with all powers and authority (including discretion with respect to the exercise of that power and authority) necessary, advisable, desirable, or convenient to enable it properly to carry out its duties in that respect.  Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the power and authority to:

(a)	make rules and regulations with respect to the Plan not inconsistent with the Plan, the Code, or ERISA and to amend or rescind such rules and regulations;

(b)
determine, consistently therewith, all questions of law or fact that may arise as to the eligibility, benefits, status, and rights of any person claiming benefits or rights under the Plan, including without limitation, Participants, former Participants, surviving Spouses of Participants, Beneficiaries, Employees, and former Employees;

(c)	direct the Trustee to make payments from the Trust Fund to Participants, their Beneficiaries, and other persons as the Plan Administrator may determine;

(d)	subject to and consistent with the Code and ERISA, construe and interpret the Plan and to correct any defects, supply any omissions, or reconcile any inconsistencies in the Plan; and

(e)	determine the amount of contributions to the Trust Fund which shall be made by the Participating Companies.

All disbursements by the Trustee, except for the ordinary expenses of administration of the Trust Fund, shall be made upon, and in accordance with, the written directions of the Plan Administrator.  Except as otherwise provided in Section 11.1, decisions of the Plan Administrator upon all matters within the scope of its authority shall be final and binding upon the Participating Companies and upon each and every person who may be or become interested in the Plan or who may claim any rights or benefits hereunder.

12.4
Communications to Trustee.  Such instructions and directions as the Plan Administrator shall give to the Trustee from time to time or as may be requested by the Trustee shall be in writing and, except as otherwise provided by ERISA, the Trustee shall be protected fully in acting upon any such written directions and instructions.

12.5	Compliance with Law. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and with the Code.

12.6
Waiver of Time Deadlines.  The Plan Administrator shall have the right to waive any time deadlines required by the Plan which the Plan Administrator, in its sole discretion and by applying uniform and non-discriminatory standards, believes would be desirable and in the best interests of the Participants and of the Plan.

ARTICLE XIII
DUTIES OF THE TRUSTEE

13.1
General Provisions.  The assets of the Trust Fund shall be held by the Trustee in accordance with the Trust Agreement.  In accordance with guidelines established by the Plan Administrator, the Trustee shall cause the Trust Fund to consist of one (1) or more Funds.  The Plan Administrator, or its designee, may add additional Funds or delete Funds.  Funds may be invested through the medium of any common, collective, or commingled fund maintained by the Trustee which is invested principally in property of the kind specified for such Fund.  The Plan Administrator, or its designee,  shall establish investment guidelines or policies applicable to each such Fund.  A portion of each Fund may be maintained in cash or cash equivalents. Income or losses from investments in each Fund shall be credited or debited to the same Fund.

13.2
Trust Agreement.  Vectren Corporation shall enter into a Trust Agreement with the Trustee under which the Trustee shall receive contributions made by each Participating Company pursuant to the Plan and shall hold, invest, reinvest and distribute the Trust Fund in accordance with the terms and provisions of the Plan and of that Trust Agreement.  All benefits under the Plan shall be distributed solely from the Trust Fund, and the Participating Companies shall have no liability therefor other than the obligation to make contributions to the Trust Fund as provided in the Plan.  Vectren Corporation shall determine the form and terms of any such Trust Agreement and may modify any such Trust Agreement from time to time to accomplish the purposes of the Plan without the consent of any other person; provided, however, that any such modification shall not cause or permit any part of the Trust Fund to be diverted to purposes other than those expressly permitted by the Plan, by the Code and by ERISA.

13.3
Appointment of Investment Manager.  Notwithstanding anything to the contrary herein contained, Vectren Corporation or its designee may appoint an investment manager or managers to manage all or a portion of the assets of the Trust Fund for which the Trustee is responsible for the investment thereof.  The Trustee shall follow the directions of any such investment manager regarding the investment and reinvestment of the Trust Fund, or such portion thereof as shall be under management by such investment manager.  The Trustee shall be under no duty or obligation to review any investment to be acquired, held or disposed of pursuant to such directions nor to make any recommendations with respect to the disposition or continued retention of any such investment.

13.4
Voting of Common Stock in Company Stock Fund.  Not less than thirty (30) calendar days prior to each annual or special meeting of the shareholders of Vectren Corporation, the Plan Administrator shall furnish or cause to be furnished to the Trustee and to each Participant for whom all or a portion of whose Participant Accounts are invested in Company Stock Fund as of the record date established by Vectren Corporation, a copy of the proxy material supplied by Vectren Corporation and a card to be returned to the Trustee which shall request instructions from each Participant as to how any Vectren Stock, including fractional shares, allocated to his Participant Accounts shall be voted.  Upon receipt of such instruction cards from the Participants, the Trustee shall vote or may grant Vectren Corporation's management a proxy to vote such Vectren Stock as such Participants have directed.  For the purposes of voting Vectren Stock held in Company Stock Fund or granting Vectren Corporation's management a proxy to vote such Vectren Stock, the Trustee shall combine the directions of Participants as to the voting fractional shares of Vectren Stock allocated to their Participant Accounts to the maximum extent possible and the Trustee shall vote the resulting aggregate of the whole shares of Vectren Stock so combined in accordance with such directions.  The Trustee shall vote any allocated Vectren Sock with respect to any business or issue for which it lacks a specific direction from any Participant in the same proportion that it votes the shares of Vectren Stock for which it received direction from the Participants.

ARTICLE XIV
MISCELLANEOUS

14.1
Payment of Expenses.  To the extent permitted under ERISA and under the Code, the expenses of the Plan and the Trust Fund shall be paid from the Trust Fund as directed by the Company; provided, however, that notwithstanding the above, Vectren Corporation may, but is not required to, elect to have such expenses paid directly by each Participating Company in its pro rata share, or charge any expenses directly relating to the Participant Accounts of a Participant to that Participant's Participant Account as allowed under the Code and ERISA.

14.2	Forms. All forms required to be submitted under the Plan shall be prepared by the Plan Administrator or by its designate and submitted in accordance with its directions.

14.3
No Right of Employment.  Neither the Plan nor any action taken under it shall be construed as giving any Employee or any other person any right, legal or equitable, under the Plan against the Group or against any shareholder, officer, director, agent or Employee of the Group, except as specifically provided for in the Plan.  Nothing in the Plan shall be construed as giving any Employee the right to remain in the employ of the Group or to change the terms of his employment by the Group.

14.4	Construction. In the construction of the Plan, the masculine includes the feminine and the singular includes the plural in all cases in which such meanings are appropriate.

14.5
Copies of Documents.  Copies of the Plan and of the Trust Agreement shall be made available to Participants during regular business hours at the Participating Companies' principal offices and at such other locations as the Plan Administrator may designate.  No documents (at any time published or distributed to any Employee, Participant, former Participant, Spouse, Beneficiary or any other person) which summarize and explain the material provisions of the Plan shall be construed or interpreted in any way as constituting the Plan, and in the event of any conflict between such documents and the terms of the Plan, the terms of the Plan shall govern.

14.6	Jurisdiction. The Plan shall be construed and enforced in accordance with the laws of Indiana, except as otherwise required by ERISA.

14.7	Nonalienation of Benefits.

(a)
Except as provided in this Section and Section 14.8 or as permitted by applicable law, no benefit under the Plan, prior to actual receipt thereof by a Participant or a Beneficiary, shall be subject to any debt, liability, contract, engagement, or tort of any Participant or his Beneficiary, nor subject to anticipation, sale, assignment, transfer, encumbrance, pledge, charge, attachment, garnishment, execution, alienation, or other voluntary or involuntary alienation or other legal or equitable process, nor transferable by operation of law.  Any action by way of anticipation, sale, assignment, transfer, encumbrance, pledge, charge, attachment, garnishment, execution, alienation, or other voluntary or involuntary alienation shall be void and of no effect.

(b)
The benefits of a Participant under the Plan may be reduced to the extent permitted under Code Section 401(a)(13), which, in general, provides a reduction to satisfy the Participant's liability to the Plan due to:

(i)	the Participant's conviction of a crime involving the Plan,

(ii)	a judgment, consent order, or decree in an action for violation of fiduciary standards, or

(iii)	a settlement involving the Department of Labor or the Pension Benefit Guaranty Corporation.

(c)
Notwithstanding any other provision of the Plan, any benefit payable to a Participant or a Beneficiary shall be reduced by any benefit paid or payable from the benefits of the Participant under the Plan pursuant to this Section or Section 14.8.  The Plan Administrator, in its sole discretion, may direct the Trustee to separately account for any benefit payable pursuant to this Section or Section 14.8.

14.8	Qualified Domestic Relations Orders.

(a)
The benefits of a Participant shall be paid to an "Alternate Payee" as defined in Code Section 414(p) pursuant to the applicable requirements of any "Qualified Domestic Relations Order" under Code Sections 401(a)(13) and 414(p).  The Alternate Payee may direct the investment of his or her portion of the benefit under the Plan and may designate a Beneficiary, as applicable.

(b)
Notwithstanding any other provision of the Plan, the Plan may make a distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order as soon as practicable following a determination by the Plan Administrator that the requirements for a Qualified Domestic Relations Order have been satisfied.  Such Qualified Domestic Relations Order may provides for payment, including the immediate payment, of a Participant's vested amounts to an Alternate Payee before the date on which the Participant terminates employment with the Group.  If the Alternate Payee is the current or former Spouse of the Participant ("Spouse Alternate Payee"), at least thirty (30) days and not more than one hundred eighty (180) days before a distribution to the Spouse Alternate Payee, the Plan Administrator shall provide the Spouse Alternate Payee with notice of his right to make a direct rollover (as permitted under Section 9.13), unless otherwise waived by the Spouse Alternate Payee.  Distribution may commence fewer than thirty (30) days after the direct rollover notice is given to the Spouse Alternate Payee, provided that:

(i)
the Plan Administrator clearly informs the Spouse Alternate Payee that the Spouse Alternate Payee has a right to a period of at least thirty (30) days after receiving such notice and explanation to consider the decision of whether or not to elect a direct rollover, and

(ii)	the Spouse Alternate Payee, after having received such notice, affirmatively elects to receive a distribution.

(c)	Procedures regarding Qualified Domestic Relations Orders.

(i)	If the Plan receives any order which may be a Qualified Domestic Relations Order, the Plan Administrator shall:

(A)
promptly notify the Participant and any prospective Alternate Payee of (i) the receipt of such order, and (ii) the procedures under the Plan for determining whether such order is a Qualified Domestic Relations Order; and

(B)
within a reasonable period after receipt of such order, and in accordance with regulations which the Secretary of Labor may prescribe, determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such decision.

(ii)
The Plan Administrator shall establish reasonable procedures to determine whether any order is a Qualified Domestic Relations Order and to administer the distribution of benefits with respect to such orders.  The procedures shall:

(A)	be in writing,

(B)	provide prompt notice of such procedures to each person specified in the order as entitled to the payment of benefits, at the address specified in the order, and

(C)	permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to Alternate Payees with respect to a Qualified Domestic Relations Order.

(iii)
During any period of time in which the issue of whether an order is a Qualified Domestic Relations Order is being determined by the Plan Administrator, a court of competent jurisdiction, or otherwise, the Plan Administrator shall provide the Trustee with written direction to separately account under the Trust for the amounts, if any, which would be payable to an Alternate Payee during such period if such order is determined to be a Qualified Domestic Relations Order.  If within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the order, the order, or modification thereof, is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay such separately accounted amounts, plus any interest thereon, to the Alternate Payee or Payees entitled thereto.  If within the eighteen (18) month period the order is determined to not be a Qualified Domestic Relations Order, or if such issue has not been resolved, the Plan Administrator shall direct the Trustee to pay such separately accounted amounts, plus any interest thereon, to the Participant or Beneficiary entitled to such amounts as if there had been no order.  Any determination that an order is a Qualified Domestic Relations Order after the close of the eighteen (18) month period shall have only prospective application.  Notwithstanding the preceding provisions, and in accordance with such regulations as the Secretary of the Treasury may prescribe, the Plan Administrator, in the sole discretion of the Plan Administrator, may delay payment of any amounts payable under the Plan to a Participant (i) to the end of said eighteen (18) month period, if an order is found to be defective within said eighteen (18) month period and the Plan Administrator has notice that the parties with respect to the order are attempting to rectify any defects in the order, or (ii) for a reasonable period of time, if the Plan Administrator receives notice that an order which may be a Qualified Domestic Relations Order is being sought with respect to the Participant; provided, however, for these purposes, a court stay to the Plan Administrator during the time an appeal is pending is notice that the parties with respect to an order are attempting to cure any defects in an order, and the Plan Administrator shall honor a restraining order prohibiting the disposition of any amounts with respect to a Participant pending resolution of a dispute with respect to an order which may be a Qualified Domestic Relations Order.

(iv)
Any expenses incurred by reason of the Trustee's compliance with a Qualified Domestic Relations Order shall be charged to the Participant Accounts of the Participant to which the Qualified Domestic Relations Order relates in accordance with Section 14.1.

(v)
To the extent so provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of the Participant under the Plan for purposes of Code Sections 401(a)(11) and 417 and the spouse of the Participant shall not be treated as a spouse of the Participant for such purposes.

14.9
Non-Diversion.  Irrespective of anything contained in the Plan or in the separate Trust Agreement, as now expressed or hereafter amended, it shall be impossible for any part of the Trust Fund to be used for, or diverted to, any purpose not for the exclusive benefit of Participants or, if deceased, of their designated Beneficiaries at any time, either by the operation, amendment, revocation or termination of the Plan; and no part of the Trust Fund shall be paid, distributed or made available to the Participating Companies at any time, except as expressly provided in the Plan and permitted under ERISA and under the Code.

14.10
Non-Liability of Participating Companies.  Except as otherwise provided by ERISA, no liability whatsoever shall attach to or be incurred by any shareholder, officer or director, as such, of the Participating Companies under or by reason of any provision of the Plan or any act with reference to the Plan, and any and all rights and claims against the

Participating Companies, or any shareholder, officer or director thereof, as such, whether arising at common law or in equity or created by statute, constitution or otherwise, are hereby expressly waived and released to the fullest extent permitted by law by every Participant and by any Beneficiary claiming through him as a condition of and part of the consideration for the payments by the Participating Companies under the Plan and for the receipt of benefits hereunder.

14.11
Illegal or Invalid Provisions.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.12
Execution of Counterparts.  The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original.  All the counterparts shall constitute but one (1) and the same instrument, and the Plan may be sufficiently evidenced by any one (1) counterpart.

14.13
Tax Approval.  If for any reason the Key District Director of the Internal Revenue Service should at any time fail to approve any of the terms, conditions or amendments contained in or implied from the Plan for qualification under Sections 401(a) and 501(a) of the Code, then Vectren Corporation shall be authorized to make such modifications, alterations and amendments of the Plan as are necessary to obtain or to retain such approval and such modifications, alterations and amendments shall be effective retroactively to the Effective Date or to such later date as is required to obtain or to retain such approval.

14.14
Non-Liability of Shareholders.  Except as otherwise provided by ERISA, no liability whatsoever shall attach to, or be incurred by, any past, present or future shareholder, officer or director, as such, of the Participating Companies under or by reason of any of the terms, conditions or agreements contained in or implied from the Plan, and any and all liability of, and any and all rights and claims against, the Participating Companies or any shareholder, officer or director of Participating Companies, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, shall be deemed to have been expressly waived and released to the fullest extent permitted by law by every Participant or, if deceased, by his Beneficiary as a condition of, and as a part of the consideration for, the contributions made by the Participating Companies pursuant to Article V.

14.15
Rights of Third Parties.  Except as otherwise provided by ERISA and by Sections 14.7, nothing expressed or implied in the Plan is intended or shall be construed to confer upon or to give to any person, other than the Participating Companies, the Trustee and all Participants or, if deceased, their Beneficiaries any right, remedy or claim under or by reason of any provisions of the Plan, and all provisions of the Plan shall be for the sole and exclusive benefit of the Participating Companies, the Trustee and all Participants or, if deceased, their Beneficiaries.  Notwithstanding any provisions in the Plan to the contrary, the Spouse or other Beneficiary of any Participant shall have absolutely no rights whatsoever under the Plan before the death of such Participant except to the extent required under a qualified domestic relations order as provided in Section 14.8.

14.16	Titles. Titles of the Articles and Sections of the Plan are for general information only, and the Plan shall not be construed by reference to such titles.

14.17	Successors and Assigns. The Plan shall be binding upon the successors and assigns of the Participating Companies.

14.18
Forms and Proofs; Notice of Address.  Each Participant or Beneficiary of a deceased Participant eligible to receive any distributions hereunder shall complete such forms and furnish such proofs, receipts and releases as shall be required by the Plan Administrator or by the Participating Companies.  Failure to furnish such information or to sign such documents shall not result in any forfeiture but shall be deemed to be a voluntary election to postpone distributions hereunder.  No interest shall be paid on distributions as to which the time of commencing payment has been postponed as herein provided.  Each Participant, former or retired Participant and the Spouse or other beneficiary of any deceased Participant shall file with the Plan Administrator in writing his post-office address and each change of post-office address.  Any communication, statement or notice addressed to such person at his latest post-office address as filed with the Plan Administrator shall be binding upon such person for all purposes of the Plan, and neither the Trustee nor the Participating Companies shall be obligated to search for or to ascertain the whereabouts of any such person.

ARTICLE XV
AMENDMENT, TERMINATION OR MERGER

15.1
Right To Amend or Terminate.  The Chief Executive Officer, President, or Chief Administrative Officer of Vectren Corporation reserves the right to alter, amend or modify, revoke or terminate, in whole or in part, the Plan and the Trust Agreement that was established currently with the Plan to effectuate and implement the Plan by executing a written instrument evidencing such action and filing a copy thereof with each of the other Participating Companies and with the Trustee; provided, however, that the Board of Directors of Vectren Corporation must approve any amendment that results in an increase in benefits and/or costs to the Participating Companies which the Chief Executive Officer, President, or Chief Administrative Officer of Vectren Corporation determines, in his or her sole discretion, to be material.  Notwithstanding the foregoing, no such alteration, amendment or modification, in whole or in part, of the Plan or of the Trust Agreement shall:

(a)
cause any part of the Trust Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants or other persons entitled to the benefits under the Plan except as expressly provided in the Plan and permitted under ERISA and under the Code;

(b)
retroactively affect adversely the rights of any Participant or his Beneficiary to any benefits under the Plan, unless such amendment is determined to be necessary or desirable to comply with ERISA or with the Code;

(c)
change the vesting schedule in Section 9.3 or in Section 17.4 unless each Participant who has completed three (3) or more Years of Service as of the effective date of such amendment is permitted to elect, within sixty (60) calendar days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective or the date on which he is notified in writing by the Plan Administrator of his rights under this Subsection, to have his vested interest determined without regard to such amendment; or

(d)
decrease a Participant's Participant Account balance or eliminate an optional form of distribution for the accrued benefits of a Participant determined as of the date of the alteration, amendment or modification.

15.2
Distribution upon Termination.  In the event of the termination, in whole or in part, of the Plan by Vectren Corporation or in the event of the permanent discontinuance of contributions to the Plan, Vectren Corporation may direct the Trustee to segregate the assets allocable to the respective Participating Companies concerned.  The assets in the Trust Fund shall be valued as of the date of such partial or total termination or permanent discontinuance.  That portion of the assets in the Trust Fund attributable to the Participants directly affected by the partial or total termination or permanent discontinuance (except such part thereof as is used for the payment of expenses), which shall remain non-forfeitable and fully vested, shall be, if permitted by the Code, distributed as though all Participants directly affected by the partial or total termination or permanent discontinuance had retired on the date of such partial or total termination or permanent discontinuance.  That portion of the assets in the Trust Fund attributable to the Participants directly affected by the partial or total termination or permanent discontinuance shall be that fractional share of the assets (determined as of the date of the partial or total termination or permanent discontinuance) which is expressed by a fraction, the numerator of which is the aggregate present value of the Participant Accounts of all Participants directly affected by the partial or total termination or permanent discontinuance and the denominator of which is the aggregate present value of the Participant Accounts of all Participants, both present values and all Participant Account values to be determined as of the date of the partial or total termination or permanent discontinuance.

15.3
Plan Merger or Consolidation.  Vectren Corporation expressly reserves the right, by action of its Chief Executive Officer or its President, to merge or to consolidate the Plan with, or to transfer the assets or liabilities of the Plan to, any other similar qualified retirement plan at any time, except that no such merger, consolidation or transfer shall be authorized unless each Participant in the Plan would receive a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferred plan then terminated) equal to or greater than the benefit to which he would have been entitled immediately before the merger, consolidation or transfer (if the Plan then terminated).  Subject to the foregoing limitations regarding benefits before and after a merger, consolidation or transfer of assets, if any Participating Company (the "Transferee") acquires all or substantially all of the assets of another Participating Company (the "Transferor") by purchase, merger, liquidation or otherwise and if, as a result of such acquisition, a substantial number of the Employees of the Transferor are employed by the Transferee, the Transferor and the Transferee may, by duly adopted resolutions of their Boards of Directors, take whatever steps they deem necessary or appropriate, consistent with any requirements imposed under ERISA and under the Code, to cause the Trustee to transfer on its records of the Trust Fund the assets and liabilities allocable to the Transferor under the Plan to the Transferee.

ARTICLE XVI
PARTICIPANT LOANS

16.1
Authorization by Plan Administrator.  The Plan Administrator or its designee may, in its sole discretion, in accordance with rules adopted and consistently applied in a uniform and nondiscriminatory manner, direct the Trustee to loan a Participant, who is actively employed by the Group, an amount from his vested Participant Accounts which is not less than one thousand dollars ($1,000) and which, when added to any other loan outstanding to such Participant under any other qualified retirement plans maintained by the Group, does not exceed the lesser of:

(a)	fifty thousand dollars ($50,000), reduced by the excess of:

(i)	the highest outstanding loan balance of loans from the Plan during the one (1) year period ending on the day preceding the date as of which such loan was made, over

(ii)	the outstanding loan balance of loans from the Plan on the date such loan is made;

or

(b)
fifty percent (50%) of the sum of his vested Participant Accounts balances as of the Valuation Date coincident with or immediately preceding the effective date of the loan and as adjusted to reflect any withdrawals or other distributions from his Participant Accounts since such Valuation Date);

provided, however, that the aforesaid loan privileges shall also be extended to any party in interest (within the meaning of Section 3(14) of ERISA) to the Plan, who is a former Participant with undistributed vested Participant Accounts, who is the Beneficiary of a deceased Participant with undistributed vested Participant Accounts, or who is an alternate payee under any court order which has been determined by the Plan Administrator to be a qualified domestic relations order with an interest in all or a portion of a Participant's undistributed vested Participant Accounts, but only to the extent of that alternate payee's vested interest in that Participant's Participant Accounts under such court order, and references to the term "Participant" in this Article shall include, where appropriate, such other individuals eligible for loans under this Article; provided, further, that if the Plan Administrator determines that the class of individuals for whom loans may be granted (exclusive of active Employees) is disproportionately represented by former Highly Compensated Participants, the Plan Administrator shall also make loans available to other former Participants, Beneficiaries and alternate payees, regardless whether they are a party in interest (within the meaning of Section 3(14) of ERISA).

16.2
Terms and Conditions.  With respect to loans made, extended, renewed or modified in accordance with Section 16.1, the following restrictions shall apply in addition to any restrictions imposed pursuant to Section 4975(d)(1) of the Code or pursuant to Section 408(b)(1) of ERISA:

(a)
Loans shall be made available to all Participants who are actively employed by the Group and, if parties in interest (within the meaning of Section 3(14) of ERISA) to the Plan, to former Participants, Beneficiaries of deceased Participants and alternate payees on a reasonably equivalent basis without regard to race, color, religion, sex, age or national origin and after giving consideration only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans, including but not limited to the applicant's credit-worthiness and financial need.

(b)
Loans shall not be made available to Participants who are Highly Compensated Participants within the meaning of Section 414(q) of the Code, officers or shareholders of the Group in an amount greater than the amount made available to other Participants.

(c)
Loans shall be made in accordance with the specific provisions regarding such loans as set forth in this Article and with rules containing strict objective criteria which are adopted by the Plan Administrator and consistently applied in a uniform and nondiscriminatory manner, which rules are hereby incorporated by reference and made a part of the Plan.

(d)
Loans shall be adequately secured, but in no event shall more than fifty percent (50%) of the borrowing Participant's or, where applicable, Beneficiary's or alternate payee's, as the case may be, vested interest in the Participant Accounts in the Plan immediately after the origination of the loan be considered as security.  The adequacy of such security shall be determined by the Plan Administrator, in its sole discretion, in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arms-length terms.  No security shall be accepted under the Plan other that vested Participant Account balances.

(e)
The loan program established pursuant to this Article shall at all times be administered for the exclusive purpose of providing benefits to Participants and their Beneficiaries based on an evaluation of all relevant facts and circumstances by the Plan Administrator.

(f)
An application for a loan by a Participant shall be made by a written request filed with the Plan Administrator at least ten (10) calendar days in advance of the date as of which the loan is to be effective.

(g)
The entire unpaid balance of any loan made under this Section and all interest due thereon, including all arrearages thereon, shall, at the option of the Plan Administrator, immediately become due and payable without further notice or demand, upon the occurrence, with respect to the borrowing Participant, of any of the following events of default:

(i)	any payment of principal and accrued interest on the loan remains due and unpaid for a period often (10) calendar days after the same becomes due and payable under the terms of the loan;

(ii)	the commencement of a proceeding in bankruptcy, receivership or insolvency by or against the borrowing Participant;

(iii)	the termination of the employment of the borrowing Participant with the Participating Companies for any reason;

(iv)	the borrowing Participant attempts to make an assignment, for the benefit of creditors, of his interest in his Participant Accounts;

(v)	a qualified domestic relations order (as such term is defined in Section 414(p) of the Code) with respect to the borrowing Participant is received by the Plan Administrator; or

(vi)
any loan proceeds are used, directly or indirectly, by the borrowing Participant to purchase or carry securities (as such term is defined for purposes of Regulation G of the Federal Reserve Board as promulgated pursuant to Section 7 of the Securities and Exchange Act of 1934).

Any payments of principal and interest of the loan not paid when due shall bear interest thereafter, to the fullest extent permitted by law, at the rate specified by the terms of the loan.  The payment and acceptance of any sum or sums at any time on account of the loan after an event of default, or any failure to act to enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this Subparagraph.

(h)
If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon shall occur (as described above in Subparagraph (g)) but only to the extent permitted by applicable Treasury Regulations, the Plan Administrator shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for the loan, and to apply any amounts credited to the Participant Accounts of the borrowing individual at the time of execution or at any time thereafter in satisfaction of the unpaid balance of the loan and interest due thereon; provided, however, that the Plan Administrator shall not have the right to direct the Trustee to execute on any amounts credited to the borrowing Participant's Participant Accounts prior to the date on which such Participant dies, becomes Totally Disabled, terminates his employment with the Participating Companies, or attains age fifty-nine and one-half (59½); provided, further, that if a Participant fails timely to make loan payments, the Plan Administrator shall for tax purposes treat all or a portion of the loan balance as a deemed distribution to the extent required by applicable Treasury Regulations.

(i)
The period of repayment for each loan shall be arrived at by mutual agreement between the Plan Administrator and the borrowing individual, but such period shall not in any case exceed five (5) years or, if the borrower is a Participant, extend beyond the date the Participant is expected to reach age seventy and one-half (70-1/2); provided, however, that if the loan proceeds are used by a borrowing Participant to acquire any dwelling unit which within a reasonable time period is to be used (determined at the time that the loan is made) as a principal residence by such Participant or by a member of the family (as defined in Section 267(c)(4) of the Code) of such Participant, the term of that loan may be for a period longer than five (5) years but not beyond the date on which that borrowing Participant is expected to reach age seventy and one-half (70-1/2).

(j)
Loans shall bear a reasonable rate of interest to provide the Plan with a return commensurate with the interest rates charged by entities in the business of lending money for loans which would be made under similar circumstances.  The interest rate of loans shall be determined by the Plan Administrator in accordance with the parameters described above.  Each loan shall bear interest at a reasonable rate to be fixed by the Plan Administrator.  The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions or other relevant factors, so long as such different interest rates are reasonable and do not discriminate in favor of highly compensated Participants.

(k)	No more than one (1) loan may be outstanding at any point in time.

(l)	Each loan shall be evidenced by such documentation as may be required by the Plan Administrator.

(m)
No distribution (other than a withdrawal under Section 8.2 of an amount not security for a loan under the Plan) shall be made to any Participant or former Participant or to a Spouse or other Beneficiary of any deceased Participant unless and until all unpaid loans, including accrued interest thereon, have been liquidated.

(n)	Each loan shall have such additional terms as to default, prepayment and security as the Plan Administrator, in its sole discretion, may determine.

(o)
The installments constituting repayments of any outstanding loan under this Section shall be made through regular payroll deductions from amounts otherwise payable to a borrowing Participant by the Participating Companies so as to assure that the loan is amortized in level payments, made not less frequently than quarterly, over the term of the loan; provided, however, that if a borrowing Participant is not receiving any Compensation from the Participating Companies during a period in which any loan is outstanding due to being placed on layoff or on unpaid leave of absence, that borrowing Participant shall be required to make installment payments, no less frequent than quarterly, equivalent in value and timing to the payments which would otherwise have been deducted from his paychecks by the Participating Companies; provided, further, that, during such period as the borrowing Participant is on a military leave of absence under USERRA, all loan repayment obligations shall be suspended in accordance with USERRA.  The installments constituting monthly repayments of an outstanding loan to a Beneficiary of a deceased Participant or to an alternate payee under this Article or to a borrowing Participant who is not receiving any Compensation from which payroll deductions can be made shall be made by personal check, money order or a certified or cashier's check delivered to the office of the Plan Administrator on or before their respective due dates.  Cash payments shall not be accepted.

(p)	Each such loan shall require substantially level amortization over its term.

16.3
Accounting for Loans.  There shall be a fifty dollar ($50) charge assessed against the Participant Accounts of a Participant for whom a loan is approved.  A Participant loan subaccount shall be established as of the date a loan is made to a Participant in accordance with this Article.  The Participant loan subaccount shall be charged against the Participant Accounts pro rata based on the amounts credited to such Participant's Participant Accounts immediately prior to the loan.

The loan shall be treated as an investment of the funds credited to the Participant Accounts of such borrowing Participant.  Cash equal to the amount of any loan granted under this Section shall be obtained by liquidating the borrowing Participant's Participant Account investments in the investment funds pro rata.

Loan payments, both principal and interest, shall be transferred back to the investment funds and Participant Accounts from which the loan proceeds were obtained pro rata as soon as practicable after receipt of the payments by the Plan Administrator; provided, however, that a loan payment of a Participant shall be reinvested in the investment funds in accordance with the investment election in effect for such Participant under Section 6.1 on the date of each such loan payment.

ARTICLE XVII
TOP-HEAVY RULES

17.1	Application. The rules set forth in this Article shall be applicable with respect to any Plan Year in which the Plan is determined to be a Top-Heavy Plan; provided, however,

that the provisions of this Article shall be applied only to the extent necessary to comply with Section 416 of the Code and in a manner consistent with all requirements imposed under Section 416 of the Code.

17.2
Determination.  The Plan shall be considered a Top-Heavy Plan with respect to any Plan Year if as of the last calendar day of the immediately preceding Plan Year or, if the determination is to be made for the Plan's first Plan Year, the last calendar day of the first Plan Year (the "determination date"):

(a)
the present value of the accrued benefits of key employees (as such term is defined below) exceeds sixty percent (60%) of the present value of the accrued benefits of all Plan Participants (excluding former key employees (as such term is defined below)); provided, however, that the accrued benefits of any Participant who has not performed any services for the Group during a five (5) year period ending on the determination date (as such term is defined above) shall be disregarded, or

(b)	the Plan is part of a required aggregation group (as such term is defined below) and the required aggregation group is top-heavy;

provided, however, that the Plan shall not be considered a Top-Heavy Plan with respect to any Plan Year in which the Plan is part of a required or permissive aggregation group (as such term is defined below) which is not top-heavy.  For purposes of this Article, the term "key employee" shall include for any Plan Year any Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

(c)
an officer of a Company whose Section 415 Compensation from the Group is greater than fifty percent (50%) of the maximum dollar limitation under Section 415(b)(1)(A) of the Code in effect for the calendar year in which the determination date (as such term is defined above) falls,

(d)
one (1) of the ten (10) Employees who own (or who is considered as owning within the meaning of Section 318 of the Code) the largest interest in a Company, whose ownership interest in such Company is at least one-half of one percent (0.5%) and whose Section 415 Compensation from the Group is equal to or greater than the maximum dollar limitation under Section 415(c)(1)(A) of the Code in effect for the calendar year in which the determination date (as such term is defined above) falls; provided, however, that if two (2) Employees have the same interest in a Company, the Employee whose Section 415 Compensation from the Group is greater shall be treated as having a larger interest in that Company,

(e)	a five percent (5%) owner (determined without regard to Sections 414(b), (c) and (m) of the Code) of a Company, or

(f)
a one percent (1%) owner (determined without regard to Sections 414(b), (c) and (m) of the Code) of a Company whose Section 415 Compensation from the Group is in excess of one hundred fifty thousand dollars ($150,000);

provided, however, that the Beneficiary of any deceased Employee or of any deceased former Employee who was included as a key employee by reason of this Section shall also be included as a key employee; provided, further, that an Employee or former Employee shall only be included as a key employee to the extent required by Section 416(i) of the Code.  For purposes of this Section, the term "required aggregation group" shall include:

(g)
all qualified retirement plans maintained by the Group in which a key employee (as such term is defined above) is a participant; provided, however, that the term "required aggregation group" shall also include all qualified retirement plans previously maintained by the Group but terminated within the five (5) year period ending on the determination date (as such term is defined above) in which a key employee (as such term is defined above) was a participant; and

(h)
any other qualified retirement plans maintained by the Group which enable any qualified retirement plan described in Subsection (g) above to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

For purposes of this Section, the term "permissive aggregation group" shall include all qualified retirement plans that are part of a required aggregation group (as such term is defined above) and any other qualified retirement plan or plans maintained by the Group if such group will continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.  Solely for the purpose of determining if the Plan or any other qualified retirement plan included in a required aggregation group of which the Plan is a part is Top-Heavy (within the meaning of Section 416(g) of the Code), the Accrued Benefit of any Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under:

(i)	the method, if any, that uniformly applies for accrual purposes under all qualified retirement plans maintained by the Group, or

(j)	if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C)of the Code.

17.3
Accrued Benefits.  For purposes of this Article, accrued benefits with respect to any Plan Year shall be determined as of the determination date (as such term is defined in Section 17.2) for that Plan Year based on the Participant Account balances as of the most recent Valuation Date within a consecutive twelve (12) month period ending on such determination date; provided, however, that such Participant Account balances shall be adjusted to the extent required by Section 416 of the Code to increase the Participant Account balances by the amount of any Company contributions and of any rollovers (other than rollovers initiated by a Participant from any qualified retirement plan maintained by an unrelated employer) made and allocated after the Valuation Date but on or before such determination date and by any distributions made to a Participant before the most recent Valuation Date during any of the five (5) consecutive Plan Years immediately preceding the Plan Year for which the determination as to whether the Plan is a Top-Heavy Plan is being made (including distributions from a terminated plan which if not terminated would have been part of a required aggregation group (as such term is defined in Section 17.2)) and to reduce the Participant Account balances by any rollovers made on or before the Valuation Date which are initiated by a Participant from any qualified retirement plan maintained by an unrelated employer.

17.4
Vesting Provisions.  With respect to any Plan Year in which the Plan is determined to be a Top-Heavy Plan, a Participant's vested percentage in his Participant Account shall not be less than one hundred percent (100%) after he has completed at least three (3) Years of Service or a three (3) year or more Period of Service, as the case may be; provided, however, that if the Plan becomes a Top-Heavy Plan and subsequently ceases to be such:

(a)
the vesting schedule shown above shall continue to apply but only with respect to those Participants who had completed three (3) or more Years of Service or a three (3) year or more Period of Service, as the case may be, as of the last calendar day of the final Top-Heavy Plan Year,

(b)	the vesting schedule shown above shall continue to apply but only with respect to the accrued benefits of all other Participants as of the last calendar day of the final Top-Heavy Plan Year, and

(c)	the vesting schedule in Section 9.3 shall apply to any additional accrued benefits of the Participants described in Subsection (b) above which accrue after the final Top-Heavy Plan Year.

17.5
Minimum Contribution.  The minimum amount of Company contributions and forfeitures, if applicable, to be allocated to the Participant Account of any non-key employee (as such term is defined in Section 17.2), regardless of his Section 415 Compensation, regardless of his Hours of Service, and regardless whether he is accruing a top heavy minimum benefit under any qualified defined benefit plan maintained by the Group, who is eligible to participate in the Plan during the Plan Year and who had not terminated employment with the Group as of the last calendar day of the Plan Year, including any Company contributions and forfeitures, if applicable, allocated to such Participant under any other qualified defined contribution plans maintained by the Group, in any Plan Year during which the Plan is a Top-Heavy Plan shall not be less than three percent (3%) of such Participant's Section 415 Compensation in such Plan Year; provided, however, that the percentage of Section 415 Compensation allocated to the Participant Account of any Participant who is not a key employee (as such term is defined in Section 17.2) under this Section with respect to such Plan Year shall not exceed the highest percentage of Section 415 Compensation allocated to the Participant Account of any Participant who is a key employee (as such term is defined in Section 17.2) in such Plan Year, including Company contributions made under Section 5.1.

ARTICLE XVIII
MINIMUM DISTRIBUTION REQUIREMENTS

18.1	General Rules.

(a)	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(b)
Requirements of Treasury Regulations Incorporated.  All distributions required under this Article will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(c)
TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

18.2	Time and Manner of Distribution.

(a)
Required Beginning Date.  The Participant's entire nonforfeitable interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date (as defined in Section 18.6).

(b)
Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant's entire nonforfeitable interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant's surviving Spouse is the Participant's sole designated Beneficiary (as defined in Section 18.5), then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2) , if later.

(ii)
If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire nonforfeitable interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death; provided, however, that calendar year 2009 shall not be included in determining such fifth (5th) anniversary of the Participant's death.

(iv)
If the Participant's surviving Spouse is the Participant's sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 18.2(b), other than Section 18.2(b)(i), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 18.2(b) and Section 18.4, unless Section 18.2(b)(iv) applies, distributions are considered to begin on the Participant's required beginning date.  If Section 18.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 18.2(b)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 18.2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c)
Forms of Distribution.  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year (as defined in Section 18.5) distributions will be made in accordance with Sections 18.3 and 18.4 of this Article.  If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

18.3	Required Minimum Distributions During Participant's Lifetime.

(a)
Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)
if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year; provided, however, that under no circumstances shall the distribution exceed the nonforfeitable portion of the Participant's Account Balance.

(b)
Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions will be determined under this Section 18.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

18.4	Required Minimum Distributions After Participant's Death.

(a)	Death On or After Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy (as defined in Section 18.6) of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(A)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one (1) for each subsequent year.

(B)
If the Participant's surviving Spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year.  For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one (1) for each subsequent calendar year.

(C)
If the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one (1) for each subsequent year.

(ii)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one (i) for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 18.4(a).

(ii)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire nonforfeitable interest will be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death; provided, however, that calendar year 2009 shall not be included in determining such fifth (5th) anniversary of the Participant's death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 18.2(b)(i), this Section 18.4(b) will apply as if the surviving Spouse were the Participant.

18.5	Special Rule for Required Minimum Distributions in 2009.

(a)
Required minimum distribution payments shall not be made for Participants and Beneficiaries for 2009 unless such Participants and/or Beneficiaries voluntarily elect to receive such payments by following the procedures established by the Plan Administrator.

(b)
To the extent a required minimum distribution payment is paid in installments, for 2009 distributions, such payments shall continue unless such Participant and/or Beneficiary elects to suspend such installment payments by following the procedures established by the Plan Administrator.

(c)
A distribution that would otherwise constitute a required minimum distribution for 2009, may be directly rolled over to an eligible retirement plan by following the procedures established by the Plan Administrator.

18.6	Definitions.

(a)
Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 9.7 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-l, Q&A-4, of the Treasury Regulations.

(b)
Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date.  For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 18.2(b).  The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d)
Participant's Account Balance.  The aggregate value of that Participant's Participant Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year ("valuation calendar year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The Participant's Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required beginning date. The date specified in Section 9.8 of the Plan.

ARTICLE XIX
ESOP PROVISIONS

19.1
Establishment of ESOP.  The portion of this Plan held and invested in Company Stock Fund shall continue to be invested primarily in Vectren Stock and is intended to be an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and shall be subject to the terms and conditions set forth in this Article XIX.  Any amount transferred from Company Stock Fund to any other investment fund shall no longer be treated as part of an employee stock ownership plan and shall cease to be subject to this Article XIX.

19.2
Payment and Reinvestment of Dividends.  Any cash Dividends (as that term is defined in Section 19.9) paid with respect to shares of Vectren Stock allocated to a Participant's ESOP Subaccount (as that term is defined in Section 19.9) may, as determined by the Plan Administrator, be either paid directly in cash to Participants on a non-discriminatory basis or paid to the Trust Fund.  If any Dividend is paid to the Trust Fund, the Plan Administrator may, in its discretion (and in accordance with such rules as it may adopt and uniformly apply), give all Participants (and their Beneficiaries) who have vested ESOP Subaccount balances the option either to (a) receive a cash distribution of Dividends paid with respect to Vectren Stock allocated to the Participant's or Beneficiary's ESOP Dividend Subaccounts (as that term is defined in Section 19.9), with such distribution made as soon as administratively practicable after the Dividend is paid to the Trust Fund but no later than ninety (90) days after the end of the Plan Year in which the Dividend is paid to the Trust Fund, or (b) have such cash Dividends reinvested in Vectren Stock.

19.3
Special Allocation Rules.  Notwithstanding any other provision in this Plan to the contrary, no Vectren Stock acquired by this Plan in a sale to which Section 1042 of the Code applies may be allocated directly or indirectly under this Plan:

(a)	during the non allocation period (as such term is defined below), for the benefit of:

(i)	any Participant who makes an election under Section 1042(a) of the Code with respect to Vectren Stock sold to this Plan, or

(ii)
any Participant who is related to the Participant making the election under Section 1042(a) of the Code or to the deceased Participant (within the meaning of Section 267(b) of the Code); provided, however, that this Subsection (a)(ii) shall not apply to any Participant who is a lineal descendent of a Participant as long as the aggregate amount allocated to the benefit of all such lineal descendants during the non allocation period (as such term is defined below) does not exceed more than five percent (5%) of the Vectren Stock (or amounts allocated in lieu thereof) held by this Plan which are attributable to the sale to this Plan by any person related to such descendants (within the meaning of Section 267(c)(4) of the Code) in a transaction to which Section 1042 of the Code applies,

or

(b)
for the benefit of any Participant who owns (after the application of the attribution rules contained in Section 318(a) of the Code, but disregarding Section 318(a)(2)(B)(i) of the Code) more than twenty five percent (25%) of:

(i)
any class of the outstanding stock of Vectren Corporation or of any other corporation which is a member of a controlled group of corporations (within the meaning of Section 409(l)(4) of the Code) which includes Vectren Corporation, or

(ii)
the total value of any class of outstanding stock of Vectren Corporation or of any other corporation which is a member of the controlled group of corporations (within the meaning of Section 409(l)(4) of the Code) which includes Vectren Corporation.

For purposes of this Section 19.3, the "non allocation period" shall mean a period beginning on the date of the sale of the Vectren Stock to the Plan and ending on the later of:

(c)	the date which is ten (10) years after the sale of the Vectren Stock to this Plan to which Section 1042 of the Code applies, or

(d)
the date of the Plan allocation of Vectren Stock attributable to the final payment of any acquisition indebtedness incurred in connection with a sale of such Vectren Stock to this Plan to which Section 1042 of the Code applies.

For purposes of this Section 19.3, a Participant shall be deemed to be a twenty-five percent (25%) or greater shareholder if such Participant owns more than twenty-five percent (25%) of the shares at any time during a one (1) year period ending:

(e)	on the date of a sale of the Vectren Stock to this Plan to which Section 1042 of the Code applies, or

(f)	on the date as of which the Vectren Stock sold to this Plan through a sale to which Section 1042 of the Code applies is allocated to Participants.

The provisions contained in this Section 19.3 shall be interpreted consistent with and in accordance with Section 409(n) of the Code.

19.4
Right of First Refusal.  If any recipient of shares of Vectren Stock from this Plan elects at any time to sell all or any part of such shares, the Trustee shall have a right of first refusal to purchase all or any part of such shares of Vectren Stock for the Trust Fund.  The price to be paid by the Trustee for shares of Vectren Stock purchased pursuant to this Section 19.4 shall be no less than the greater of:

(a)	the fair market value of such shares of Vectren Stock at the date of their purchase, or

(b)
the price offered to the recipient by another potential buyer (other than an Employer) making a good faith, bona fide offer to buy such shares of Vectren Stock, and the terms of the purchase may not be less favorable to the recipient than the terms offered in the bona fide offer.  This right of first refusal shall lapse no later than fourteen (14) calendar days after the recipient gives written notice to the Trustee that an offer by a third party to purchase his shares of Vectren Stock has been received.  The right of first refusal granted by this Section 19.4 shall only exist if the Vectren Stock is not publicly traded within the meaning of Treasury Regulations § 54.4975-7(b)(1)(iv).

19.5
Put Options.  Vectren Corporation shall issue a put option to any Participant, Beneficiary, surviving Spouse or estate of a deceased Participant, or any other person (including distributees of an estate) to whom shares of Vectren Stock distributed under this Plan may pass by reason of a Participant's death (herein collectively referred to as the "Recipient").  This put option shall permit the Recipient to sell such Vectren Stock to Vectren Corporation, at any time during two (2) option periods, at the then fair market value.  The first put option period shall be a period of at least sixty (60) calendar days beginning on the actual date of distribution of such Vectren Stock to the Recipient.  The second put option period shall be a period of at least sixty (60) calendar days beginning after the determination of the fair market value of such Vectren Stock is made by the Plan Administrator (and notice of same is given in writing to the Recipient) for the next succeeding Plan Year.  Such Recipient shall be deemed to have a put option as herein provided with respect to the shares of Vectren Stock and may exercise this put option by delivering to Vectren Corporation a written notice of his election to sell such shares of Vectren Stock, or any portion thereof, together with the certificates representing the shares of Vectren Stock to be sold duly endorsed for transfer.  Vectren Corporation shall be obligated to purchase the shares of Vectren Stock, or the designated portion thereof, at their fair market value at the date the put option is exercised; provided, however, that Vectren Corporation may grant the Trustee an option to assume on behalf of this Plan and Trust Vectren Corporation's rights and obligations with respect to the put option at the date the put option is actually exercised by the Recipient.  Except as hereinafter provided, Vectren Corporation (or the Trustee, if it assumes Vectren Corporation's obligation) shall pay for the shares of Vectren Stock so sold to it by check within thirty (30) calendar days following the date of sale.  Notwithstanding anything contained herein to the contrary, Vectren Corporation (or, if applicable, the Trustee) may pay the purchase price in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) calendar days after the exercise of the put option and not exceeding five (5) years as long as reasonable interest is paid on the unpaid amounts and adequate security is provided to the Recipient.  If the Vectren Stock is readily tradeable on an established market on the date of distribution, the put option granted by this Section 19.5 shall not exist; provided, however, that if the Vectren Stock ceases to be publicly traded within either of the sixty (60) day calendar periods as provided herein, Vectren Corporation shall notify the Recipient in writing within a reasonable time after the Vectren Stock ceases to be so publicly traded that the Vectren Stock shall be subject to the put option for the remainder of the applicable sixty (60) day calendar period.  If the date of actual written notice to the Recipient by Vectren Corporation is later than ten (10) calendar days after the Vectren Stock ceases to be so publicly traded, the put option shall automatically be extended to the extent that the date on which written notice is actually given to the Recipient is more than ten (10) calendar days later.

19.6
Diversification of ESOP Contributions Subaccount.  This Section 19.6 shall apply for Plan Years beginning prior to January 1, 2007.  It is intended that Article VI of this Plan shall permit a Participant to direct the investment and reinvestment of his entire ESOP

Subaccount and the portion of his ESOP Dividend Subaccount that he had previously directed be reinvested in Vectren Stock pursuant to Section 19.2(b) as of any business day so as to satisfy the requirements of Section 401(a)(28) of the Code.  To the extent Article VI is amended in any manner so that Section 401(a)(28) of the Code is no longer satisfied with respect to a Participant's ESOP Subaccount or the portion of his ESOP Dividend Subaccount that he previously directed be reinvested in Vectren Stock pursuant to Section 19.2(b), this Section 19.6 shall apply and a Participant who has attained age fifty five (55) and who has completed at least ten (10) years of participation in this Plan shall be permitted to elect that during a six (6) year period beginning with the Plan Year during which he had obtained age fifty five (55) or, if later, during which he completed his tenth (10th) year of participation in this Plan that a portion of his vested ESOP Subaccount and ESOP Dividend Subaccount be reinvested in any Fund (or, if such reinvestment would not satisfy the requirements of Section 401(a)(28)(B)(ii)(II) of the Code, that it be distributed).  In the first Plan Year for which the Participant has an election under this Section 19.6, the Participant may elect reinvestment of up to twenty-five percent (25%) of his vested ESOP Subaccount and ESOP Dividend Subaccount as of the end of such Plan Year.  In the second (2nd), third (3rd), fourth (4th) and fifth (5th) Plan Year for which the Participant has an election under this Section 19.6, the Participant may elect reinvestment which, when aggregated to any earlier reinvestment rights granted by reason of this Section 19.6, does not exceed twenty-five percent (25%) of the vested balance held in his ESOP Subaccount and ESOP Dividend Subaccount as of the end of the Plan Year for which the election is made.  In the final Plan Year for which a Participant has an election under this Section 19.6, the Participant may elect reinvestment of an amount which, when aggregated with any other reinvestment rights granted made by reason of this Section 19.6, does not exceed fifty percent (50%) of his vested ESOP Subaccount and ESOP Dividend Subaccount balance as of the end of such Plan Year.  The Trustee shall provide Participants eligible for an election under this Section 19.6 with information relating to the election before the end of the first Plan Year for which the election relates.  A Participant electing reinvestment under this Section 19.6 shall have until the ninetieth (90th) calendar day immediately following the end of the Plan Year for which the election is made to make his election.  Any distribution made by reason of this Section 19.6 shall be in cash and shall be made within one hundred eighty (180) calendar days after the end of the Plan Year for which the election is made.

19.7
Special Forfeiture Rules.  If any portion of a Participant's Account is forfeited in accordance with Section 9.4, any Vectren Stock in his ESOP Subaccount or ESOP Dividend Subaccount shall be forfeited only after the portion of his Account invested other than in Company Stock Fund is forfeited.

19.8	Tender Offer.

Each Participant (or, if applicable, his Beneficiary) shall have the right to direct the Trustee as to whether the shares of Vectren Stock which are allocated to his ESOP Subaccount or ESOP Dividend Subaccount are to be tendered pursuant to any tender offer made for the Vectren Stock.  The Trustee shall as soon as practical (and in no event later than five (5) calendar days) after its receipt of the tender offer documents cause to be prepared and delivered to each Participant (and, if applicable, his Beneficiary) who has an ESOP Subaccount or ESOP Dividend Subaccount as of the date of the tender offer a copy of all relevant information as to the tender offer and a written election form which will direct the Trustee as to whether it should tender the shares of Vectren Stock held in such Participant's ESOP Subaccount or ESOP Dividend Subaccount.  To the extent permitted by applicable law, the shares of Vectren Stock for which no direction is received by the Participant (or, if applicable, his Beneficiary) or held by the Trustee in any unallocated account shall be tendered in proportion to the tendering directions received by the Trustee with respect to the allocated shares of Vectren Stock.  The Trustee shall take steps to keep a Participant's decision whether or not to tender shares of Vectren Stock confidential and shall not provide the information to the Employer.

19.9	Additional Definitions. For purposes of this Article XIX, the following capitalized terms shall have the following meanings:

(a)	Dividends shall mean, with respect to Vectren Stock, any dividend as described in Code Section 316 unless otherwise provided in Code Section 404(k).

(b)
ESOP Dividend Subaccount shall mean with respect to a Participant the portion of his Participant Account to which Dividends are allocated and either reinvested in Vectren Stock or distributed to the Participant.  A Participant's ESOP Dividend Subaccount shall be fully vested and nonforfeitable at all times.

(c)	ESOP Subaccount shall mean with respect to a Participant the portion of his Account invested in Company Stock Fund, other than his ESOP Dividend Subaccount.

This amended and restated Plan has been adopted this 10th day of December, 2009 to be effective as of January 1, 2009.

VECTREN CORPORATION

By:	/s/ Niel C. Ellerbrook
Niel C. Ellerbrook Chief Executive Officer

VECTREN CORPORATION
RETIREMENT SAVINGS PLAN

EXHIBIT A

The following are the Participating Companies in the Plan:

(1)           Vectren Corporation, effective July 1, 1986

(2)           Indiana Gas Company, Inc., effective July 1, 1986

(3)           Vectren Enterprises, Inc. (formerly IEI Investments, Inc.), effective April 28, 1986

(4)           Southern Indiana Gas and Electric Company, effective July 1, 2000

(5)           Vectren Energy Delivery of Ohio, Inc., effective October 1, 2000

(6)           Vectren Utility Holdings, Inc., effective July 1, 2000

(7)           Vectren Fuels, Inc., effective January 1, 2002

(8)           Vectren Retail, LLC d/b/a Vectren Source, LLC, effective January 1, 2002

VECTREN CORPORATION
RETIREMENT SAVINGS PLAN

EXHIBIT B

The following participants have elected not to receive the three percent (3%) Company contribution under Section 5.3:

EMPLOYEE NAME
[Names omitted.]

VECTREN CORPORATION

RETIREMENT SAVINGS PLAN

EXHIBIT C

Employees for the following Participating Companies shall not be eligible for the three percent (3%) annual contributions described in Section 5.3(a) of the Plan:

(1)           Vectren Fuels, Inc.

(2)           Vectren Retail, LLC